UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

1LIFE HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39203	76-0707204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “1Life Healthcare,” “One Medical,” “Company,” “we,” “us” and “our” refer to 1Life Healthcare, Inc., and/or one or more of our wholly owned subsidiaries and/or affiliated professional entities, unless the context otherwise provides.

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amazon.com, Inc., a Delaware corporation (“Parent”), and Negroni Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”, and, together with the other transactions contemplated by the Merger Agreement, the “Contemplated Transactions”), with the Company surviving the Merger. The Company’s board of directors (the “Company Board”) unanimously approved the Contemplated Transaction and resolved to recommend that the Company stockholders adopt the Merger Agreement and approve the Contemplated Transactions at a meeting of its stockholders (the “Company Stockholder Meeting”).

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (each, a “Share”, and collectively, the “Shares”), other than Shares held in treasury by the Company or by Parent or Merger Sub and any dissenting shares, will automatically be converted into the right to receive $18.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, all Shares underlying vested Company stock options with an exercise price per Share that is less than the Merger Consideration and vested restricted stock units will be converted into the right to receive the Merger Consideration (or, in the case of such vested Company stock options, the difference between the Merger Consideration and the applicable per share exercise price), less any applicable tax withholdings. Company stock options, whether vested or unvested, that have an exercise price per Share that is greater than the Merger Consideration (“out-of-the-money Company options”) will be cancelled without consideration. At the Effective Time, unvested Company stock options (other than out-of-the-money Company options) and unvested restricted stock units will be converted into cash-based awards with an equivalent value based on the Merger Consideration, and such cash-based awards will be subject to the same vesting and forfeiture provisions as were applicable to the Company stock options or restricted stock units immediately prior to the Effective Time. The outstanding phantom awards (each, a “Phantom Award”) granted under the Iora Health, Inc. Third Amended and Restated 2011 Equity Incentive Plan will remain outstanding at the Effective Time and continue to be subject to the same terms and conditions as applicable to such Phantom Award immediately prior to the Effective Time.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company, its subsidiaries and affiliated practice groups prior to the Effective Time.

The Company has also agreed to convene the Company Stockholder Meeting for the purpose of obtaining the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt the Merger Agreement (the “Company Stockholder Approval”) . The Merger Agreement also includes covenants requiring the Company not to (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquires or the implementation or submission of, or any proposals or offers that would be reasonably expected to lead to, an acquisition proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information in connection with any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an acquisition proposal, or (iii) execute or enter into any acquisition agreement, subject to, prior to receipt of the Company Stockholder Approval, a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an acquisition proposal if the Company complies with certain notice and other requirements and the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal is more favorable to the Company’s stockholders from a financial point of view than the Merger and the Contemplated Transactions, subject to certain matching rights in favor of Parent.

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under certain specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $136,000,000 (net of any Expense Reimbursement previously paid), including if the Merger Agreement is terminated due to the (i) Company accepting a superior proposal or (ii) Company Board changing its recommendation that stockholders vote to adopt the Merger Agreement prior to the Company Stockholder Meeting. This termination fee will also be payable if the (y) Merger Agreement is terminated under certain circumstances, and prior to such termination, a proposal to acquire more than 50% of the Company’s assets or outstanding shares of Company Common Stock is publicly announced or disclosed and not publicly withdrawn, and (z) Company enters into or submits to the Company stockholders a definitive agreement or completes any transaction involving the acquisition of more than 50% of the Company’s assets or outstanding shares of Company Common Stock within twelve months of the termination. Additionally, the Company or Parent may terminate the Merger Agreement if the Company Stockholder Approval is not received at the Company Stockholder Meeting, in which case the Company will be required to reimburse Parent and Merger Sub for reasonable expenses incurred in connection with the Merger Agreement and the Contemplated Transactions in an amount up to $20,000,000 (the “Expense Reimbursement”).

The Merger Agreement further provides that Parent will be required to pay the Company a termination fee in an amount equal to $195,000,000 in the event the Merger Agreement is terminated under certain specified circumstances. Specifically, this termination fee is payable by Parent to the Company if the Merger Agreement is terminated by Parent or the Company (i) because of a legal restraint prohibiting the Merger and such legal restraint is pursuant to or arises under antitrust law or (ii) on or after July 20, 2023 (which will be automatically extended for up to two additional six-month periods if certain U.S. antitrust closing conditions have not been satisfied).

Under the Merger Agreement, Parent has agreed to provide senior unsecured interim debt financing to the Company in an aggregate principal amount of up to $300,000,000 to be funded in up to ten tranches of $30,000,000 per month, beginning on March 20, 2023 until the earlier of Closing and the termination of the Merger Agreement pursuant to its terms, with a maturity date of 24 months after the termination of the Merger Agreement pursuant to its terms. The Company will agree to certain restrictive covenants and events of default customary for transactions of this type in connection with the debt financing, and other terms and conditions to be set forth in definitive agreements to be entered into by the parties in connection with the financing.

The foregoing description of the Merger Agreement and the Contemplated Transactions does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding the terms of the Merger. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characteristic of the actual state of facts of or conditions of the parties thereto.

Item 8.01	Other Events.

On July 21, 2022, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement and related matters (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this report.

* * *

Notice Regarding Forward-Looking Statements

This report contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding the Contemplated Transactions, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the ability of the parties to consummate the Contemplated Transactions in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Contemplated Transactions, including with respect to the approval of the Company’s stockholders; potential delays in consummating the Contemplated Transactions; the ability of the Company to timely and successfully achieve the anticipated benefits of the Contemplated Transactions; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Contemplated Transactions on the Company business relationships, operating results and business generally; costs related to the Contemplated Transactions; the outcome of any legal proceedings that may be instituted against the Company, Parent or any of their respective directors or officers related to the Merger Agreement or the Contemplated Transactions; the strength of the One Medical brand; member satisfaction with the Company’s services and support; the effects of the COVID-19 pandemic, including any new outbreaks and emerging variant strains of the virus, and related self-isolation and quarantine measures on the Company’s business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from the Company’s members; the Company’s ability to retain members; the Company’s ability to successfully introduce and drive adoption of new products; changes in the pricing the Company offers its members; the Company’s relationships with its health network partners and enterprise clients and any changes to, accommodations in or terminations of the Company’s contracts with the health network partners or enterprise clients; the Company’s ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographies; the Company’s ability to improve its medical claims expense ratio; changes in laws or regulations; the Company’s involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to the Company’s relationships with the One Medical PCs under the administrative services agreements; the Company’s strategic plan; the impact of new laws and regulations on our industry, including Medicare, general economic and market conditions; the Company’s financial outlook; the Company’s focus areas for investment and its investments; announcements by the Company, its health network partners or the Company’s competitors of business or strategic developments; and the Company’s overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed or will file with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. These filings, when available, are available on the investor relations section of the Company’s website at investor.onemedical.com and on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

In connection with the Contemplated Transactions, the Company intends to file with the SEC preliminary and definitive proxy statements relating to the Contemplated Transactions and other relevant documents. The definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Contemplated Transactions and any other matters to be voted on at the special meeting. BEFORE MAKING ANY

VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE CONTEMPLATED TRANSACTIONS. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on the Company’s website at https://investor.onemedical.com/ or by contacting the Company’s Investor Relations department via email at https://investor.onemedical.com/contact-ir.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the Contemplated Transactions and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in the Company definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Contemplated Transactions and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the Contemplated Transactions. These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 20, 2022, by and among 1Life Healthcare, Inc., Amazon.com, Inc. and Negroni Merger Sub, Inc.

99.1	Joint Press Release of 1Life Healthcare, Inc. and Amazon.com, Inc., dated as of July 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1LIFE HEALTHCARE, INC.

Date: July 21, 2022	By:	/s/ Bjorn Thaler
Bjorn Thaler
Chief Financial Officer

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

among

AMAZON.COM, INC.,

NEGRONI MERGER SUB, INC.

and

1LIFE HEALTHCARE, INC.

Dated as of July 20, 2022

TABLE OF CONTENTS

i

ii

EXHIBITS

Exhibit A –	Form of Amended and Restated Certificate of Incorporation of the Surviving Company

iii

AGREEMENT AND PLAN OF MERGER, dated as of July 20, 2022 (this “Agreement”), among Amazon.com, Inc., a Delaware corporation (“Parent”), Negroni Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and 1Life Healthcare, Inc., a Delaware corporation (the “Company” and together with Parent and Merger Sub, collectively, the “parties” and each individually a “party”). All capitalized terms used in this Agreement will have the meanings assigned to such terms in Section 9.03 or as otherwise defined elsewhere in this Agreement.

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and an indirect wholly owned Subsidiary of Parent (the “Merger”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions (as defined below) are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) resolved to recommend adoption of this Agreement and approval of the Transactions by the stockholders of the Company and (iv) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders;

WHEREAS, the board of directors of Merger Sub has (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (iii) resolved to recommend adoption of this Agreement and approval of the Transactions by the sole stockholder of Merger Sub;

WHEREAS, the board of directors of Parent (the “Parent Board”) has duly authorized, approved and adopted the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions; and

WHEREAS, upon consummation of the Merger, each share of Company Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time, other than Excluded Shares (as defined below), will be converted into the right to receive the Merger Consideration (as defined below), upon the terms and subject to the conditions of and any exceptions in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.

SECTION 1.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 8.01, the closing of the Merger (the “Closing”) will take place by electronic exchange of deliverables at 9:00 a.m., New York time, on the third (3rd) Business Day after the satisfaction or written waiver (where permissible under applicable Law) of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing (subject to their satisfaction or written waiver (where permissible))), unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03 Effective Time. On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in such form as required by and in accordance with Section 251 of the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by Parent and the Company and specified in the Certificate of Merger in accordance with the DGCL, such date and time hereinafter referred to as the “Effective Time”.

SECTION 1.04 Effects of the Merger. As a result of the Merger, (a) the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”) and (b) the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges and powers of the Company and Merger Sub shall vest in the Surviving Company, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

SECTION 1.05 Certificate of Incorporation and By-Laws of the Surviving Company. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement (the “Company Charter”) shall be amended and restated so as to read in its entirety in the form set forth as Exhibit A hereto, until thereafter amended as provided therein or by applicable Law. Parent and the Company shall take such actions reasonably necessary to cause the Amended and Restated Bylaws of the Company as in effect as of the date of this Agreement (the “Company Bylaws”) to be amended in their entirety pursuant to the Merger to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name shall be “1Life Healthcare, Inc.”), and as so amended shall be the bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law.

SECTION 1.06 Directors and Officers of the Surviving Company. At the Effective Time: (a) the directors of Merger Sub immediately prior to the Effective Time shall be the only directors of the Surviving Company as of immediately following the Effective Time and (b) the officers of Merger Sub immediately prior to the Effective Time shall be the only officers of the Surviving Company as of immediately following the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Company.

SECTION 1.07 Subsequent Actions. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share” and collectively, the “Shares”), other than Shares to be canceled in accordance with Section 2.01(b) or Dissenting Shares (collectively, the “Excluded Shares”), shall be converted automatically into the right to receive $18.00 in cash, without interest (the “Merger Consideration”). The Merger Consideration is payable in accordance with Section 2.02(b).

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held in the treasury of the Company or owned by any direct or indirect wholly owned Company Subsidiary and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Shares of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company.

SECTION 2.02 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall (i) appoint a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by the Company (the “Paying Agent”), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company (the “Paying Agent Agreement”), with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At or before the Closing, Parent shall deposit, or cause the Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, and that such investments shall only be invested in the manner provided in the Paying Agent Agreement. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Company.

(b) Exchange Procedures. As promptly as practicable after the Effective Time (and in any event, within five (5) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (if any) shall pass, only upon delivery of such Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, and shall otherwise be in customary form and have such other provisions as Parent or the Paying Agent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates (or effective affidavit of loss in lieu thereof) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates. Any Certificates so surrendered shall forthwith be canceled. The Merger Consideration paid upon the surrender for exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to Shares formerly represented by such Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the person requesting such payment shall have paid any transfer or other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or shall have established to the satisfaction of the Paying Agent that such Taxes either have been paid or are not payable. Any holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement, shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II. In lieu thereof, each registered holder of one or more such Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and the Surviving Company shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time (and in any event, within five (5) Business Days thereafter), the Merger Consideration payable for each such Book-Entry Share. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement. No interest shall be paid or shall accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.

(c) No Further Rights. From and after the Effective Time, holders of Shares shall cease to have any rights as stockholders of the Company, except as provided herein or by Law.

(d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Shares (other than Excluded Shares) twelve (12) months after the Effective Time shall be delivered to the Surviving Company, upon demand, and any holders of Shares (other than Excluded Shares) who have not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Company for, and Parent and the Surviving Company shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by holders of Shares (other than Excluded Shares) as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto. Neither Parent nor Surviving Company shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Withholding Rights. Each of the Paying Agent, the Surviving Company and Parent (each, a “Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Stock Options or Company Restricted Stock Unit Awards such amounts as it is required to deduct and withhold with respect to such payment under all applicable federal, state or local Tax laws and pay such withholding amount over to the appropriate Governmental Authority; provided, that each such Withholding Agent shall use commercially reasonable efforts to provide the recipient of such payment a reasonable opportunity to provide tax forms (including an IRS Form W-9 or appropriate IRS Form W-8, as applicable) in order to reduce or eliminate such withholding. To the extent that amounts are so withheld by the Paying Agent, the Surviving Company or Parent, as the case may be, and duly paid to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Company Stock Options or Company Restricted Stock Unit Awards in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Company or Parent, as the case may be and none of the Paying Agent, the Surviving Company or the Parent, as the case may be, shall be required to pay any additional amounts with respect to such deducted or withheld amounts.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by the Surviving Company, an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Company, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

SECTION 2.03 Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

SECTION 2.04 Company Stock Options; Company Restricted Stock Unit Awards; Phantom Awards.

(a) At the Effective Time, each outstanding and unexercised option to purchase Shares granted under any Company Stock Plan (each, a “Company Stock Option”) or portion thereof that is vested or that, pursuant to its terms as in effect as of the date hereof, would become vested as of the Effective Time (with any market or performance conditions applicable to such Company Stock Options determined in accordance with the applicable award agreement relating thereto as of immediately prior to the Effective Time), and has an exercise price per Share that is less than the Merger Consideration, shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Company Stock Option and (ii) the aggregate number of Shares issuable upon exercise of such Company Stock Option or portion thereof. Parent shall cause the Surviving Company to make the payments contemplated by this Section 2.04(a) as promptly as practicable (and in no event later than the thirtieth (30th) calendar day following the Effective Time). All such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

(b) At the Effective Time, each outstanding and unexercised Company Stock Option or portion thereof that is unvested and that is not canceled in accordance with Section 2.04(a) or Section 2.04(c) shall, by virtue of the Merger and without further action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to the product of (i) the amount by which the Merger Consideration exceeds the exercise price per Share of such Company Stock Option and (ii) the aggregate number of Shares subject to such unvested Company Stock Option or portion thereof as of immediately prior to the Effective Time (the “Unvested Option Payment”), provided that such Unvested Option Payment (x) shall be subject to the same vesting and forfeiture provisions as were applicable to such unvested Company Stock Option immediately prior to the Effective Time, (y) shall vest in installments over the remainder of the vesting schedule of such Company Stock Option based on the same percentage of the Company Stock Option that would have vested on each applicable vesting date, with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, and (z) shall be subject to forfeiture on the same terms and conditions as were applicable to such Company Stock Option. The transactions contemplated by this Section 2.04(b) shall in all cases be effected in a manner intended to comply with Section 409A of the Code. All such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

(c) At the Effective Time, each Company Stock Option, whether vested or unvested, that has an exercise price per Share that is greater than the Merger Consideration shall be canceled without the payment of consideration.

(d) At the Effective Time, each outstanding restricted stock unit award granted under any Company Stock Plan (each, a “Company Restricted Stock Unit Award”) that is unvested as of the Effective Time shall, by virtue of the Merger and without further action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the aggregate number of Shares subject to such unvested Company Restricted Stock Unit Award as of immediately prior to the Effective Time (the “Unvested RSU Payment”), provided that such Unvested RSU Payment (x) shall be subject to the same vesting and forfeiture provisions as were applicable to such unvested Company Restricted Stock Unit Award immediately prior to the Effective Time, (y) shall vest in installments over the remainder of the vesting schedule of such Company Restricted Stock Unit Award based on the same percentage of the Company Restricted Stock Unit Award that would have vested on each applicable vesting date, with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, and (z) shall be subject to forfeiture on the same terms and conditions as were applicable to such Company Restricted Stock Unit Award. All such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

(e) At the Effective Time, each Company Restricted Stock Unit Award that is vested and outstanding or payable immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company Restricted Stock Unit Award. Parent shall cause the Surviving Company to make the payments contemplated by this Section 2.04(e) as promptly as practicable (and in no event later than the thirtieth (30th) calendar day following the Effective Time); provided, however, in the event that such payment would cause any additional Taxes to be payable pursuant to Section 409A of the Code, Parent shall cause the Surviving Company to make such payment to pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code. All such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

(f) At the Effective Time, each outstanding phantom award (each, a “Phantom Award”) granted under the Iora Third Amended and Restated 2011 Equity Incentive Plan shall remain outstanding and continue to be subject to the same terms and conditions as applicable to such Phantom Award immediately prior to the Effective Time.

(g) Prior to the Effective Time, the Company Board (and/or the compensation committee (or equivalent committee) of the Company Board) shall adopt such resolutions as are necessary to give effect to the transactions contemplated by this Section 2.04.

SECTION 2.05 Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the Company shall take all actions with respect to the Purchase Plan that are necessary to provide that: (a) no employee may elect to participate in the Purchase Plan after the date of this Agreement, (b) with respect to the offering period currently in progress as of the date hereof (the “Purchase Plan Offering Period”), (i) no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date of this Agreement for the Purchase Plan Offering Period and (ii) the Purchase Plan Offering Period shall terminate at the earlier of (x) the scheduled purchase date for the Purchase Plan Offering Period and (y) immediately prior to the Effective Time, (c) each participant’s accumulated payroll deductions shall be used to purchase Shares in accordance with the terms of the Purchase Plan on the earlier of (x) the scheduled purchase date for the Purchase Plan Offering Period and (y) immediately prior to the Effective Time, (d) no additional offering periods shall commence thereafter and (e) the Purchase Plan shall terminate, effective at the Effective Time.

SECTION 2.06 Certain Adjustments. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

SECTION 2.07 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, each Share outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead, by virtue of the Merger, entitle its holder only to such rights as are provided to a holder of Dissenting Shares by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL with respect to any such Dissenting Shares, then such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration in accordance with Section 2.01(a) and Section 2.02(b) and shall no longer be Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL or any other applicable Law and received by the Company relating to exercise of appraisal or dissenters’ rights, and Parent shall have the opportunity to devise and implement the strategy for all negotiations and Actions with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to or publicly propose to do any of the foregoing.

SECTION 2.08 Convertible Notes. At and prior to the Closing, the Company shall (and Parent shall cooperate with the Company to) comply with the provisions of the Indenture, including executing and delivering a supplemental indenture to the Indenture in form satisfactory to the Trustee (as defined in the Indenture) in connection with the Merger and the delivery, issuance or entry into any notices, certificates or other documents or instruments required to comply with the Indenture; provided that (i) the Company shall deliver a copy of any such supplemental indenture, notice, certificate, legal opinion or other document to Parent at least three (3) Business Days prior to delivering or entering into such supplemental indenture, notice, certificate, legal opinion or other document in accordance with the terms of the Indenture and shall in each case consider in good faith any comments that Parent has with respect thereto; (ii) the Company shall notify the Parent promptly after making any settlement election (including, for the avoidance of doubt, by sharing a copy of any relevant Settlement Notice (as defined in the Indenture) with respect to any Conversion Date (as defined in the Indenture)) under the Indenture; and (iii) prior to the Closing the Company shall not, except as otherwise set forth in this Section 2.08, amend, modify, supplement or terminate the Indenture or take any action that would result in a change to the Conversion Rate (as defined in the Indenture as in effect on the date hereof) without the prior written consent of the Parent, such consent not to be unreasonably withheld, conditioned or delayed. In connection with the Merger and the other transactions contemplated by this Agreement, in the event that Parent desires to consummate a repurchase offer or similar transaction, in each case in Parent’s sole discretion, with respect to any or all of the Convertible Notes (any such transaction, a “Repurchase Transaction”), each of the Company, Parent and Merger Sub shall use their respective commercially reasonable efforts to, and will use their respective commercially reasonable efforts to cause their respective Subsidiaries and Representatives (and, in the case of the Company, the Trustee under the Indenture) to, cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Parent, and the Company shall use commercially reasonable efforts to assist Parent in the preparation of any documentation related thereto reasonably requested by the Parent, in each case in form and substance reasonably satisfactory to Parent; provided that (i) the Repurchase Transaction shall not be consummated prior to the Closing; and (ii) Parent shall pay all reasonable and documented out-of-pocket fees and expenses incurred by the Company in taking actions requested by Parent in connection with a Repurchase Transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (a) in the disclosure schedule prepared by the Company and delivered to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), or (b) in any SEC Reports filed after December 31, 2020 and publicly available prior to the date of this Agreement (but (i) without giving effect to any amendment thereof filed with the SEC on or after the date of this Agreement and (ii) excluding (A) any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein) and (B) any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are cautionary, predictive or forward-looking in nature (it being agreed that this clause (b) will not apply to the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.09)), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 3.01 Organization and Qualification; Company Subsidiaries and Affiliated Practices.

(a) Each member of the Company Group is a corporation, limited liability company or other legal entity validly existing and in good standing (or equivalent concept to the extent applicable) under the laws of the jurisdiction of its organization. Each member of the Company Group has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so validly existing and in good standing would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. Each member of the Company Group is duly qualified or licensed as a foreign legal entity to do business, and is in good standing, in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(b) Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Subsidiaries, together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding share capital or other Equity Interests of each Company Subsidiary owned by the Company and each other Company Subsidiary. Except as set forth on Section 3.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any Equity Interest in any corporation, partnership, joint venture or other business association or entity.

(c) Section 3.01(c) of the Company Disclosure Schedule sets forth a true and complete list of all Affiliated Practices, together with the jurisdiction of organization of each Affiliated Practice and a complete and accurate list of the authorized, issued and outstanding Equity Interests of each Affiliated Practice as well as, in each case, the name of each person who holds any such issued and outstanding Equity Interests. There is no Contract that grants any person any option to purchase, subscribe for or otherwise acquire any capital stock of any Affiliated Practice (other than as set forth in the applicable Affiliated Practice Documents that have been made available to Parent). Each person who currently holds Equity Interests in an Affiliated Practice satisfies in all material respects the licensure qualifications for ownership of a professional corporation, professional association or professional limited liability company in the state of incorporation or organization of the Affiliated Practice. The Affiliated Practices are in compliance with their obligations under their respective management services agreements in all material respects. Each Affiliated Practice Document is valid, binding and in full force and effect with respect to each member of the Company Group party thereto and, to the Knowledge of the Company, each other party thereto, is enforceable against the such parties in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), and complies in all material respects with all applicable Laws.

SECTION 3.02 Certificate of Incorporation and By-Laws. The Company has made available to Parent a true and complete copy of (a) the Company Charter, (b) the Company Bylaws, and (c) the certificate of incorporation and by-laws (or equivalent organizational documents) of each Company Subsidiary, each as in effect as of the date of this Agreement. Each such certificate of incorporation and by-laws (or equivalent organizational documents), as so made available, is in full force and effect. The Company is not in violation of any provisions of the Company Charter or the Company Bylaws. None of the Company Subsidiaries is in violation of any of the provisions of its certificate of incorporation and by-laws (or equivalent organizational documents) in any material respect.

SECTION 3.03 Capitalization.

(a) The authorized share capital of the Company consists of (i) 1,000,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

(b) As of the close of business on July 18, 2022, (i) 195,170,531 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Company Common Stock were held by the Company Subsidiaries, (iv) no shares of Preferred Stock were issued (whether outstanding or held in the Company’s treasury), (v) 52,973,002 shares of Company Common Stock are reserved for future issuance in connection with the Company Stock Plans and the Purchase Plan (including 28,040,107 shares of Company Common Stock subject to outstanding Company Stock Options (assuming satisfaction of any market or performance conditions at maximum levels) and 11,324,697 shares of Company Common Stock subject to outstanding Company Restricted Stock Unit Awards, 6,562,538 shares of Company Common Stock reserved for issuance under the Company Stock Plans, and 7,045,660 shares of Company Common Stock reserved and available for issuance under the Purchase Plan, (vi) 9,252,432 shares of Company Common Stock were reserved for issuance pursuant to the Indenture and (vii) 437,741 shares of Company Common Stock were reserved for issuance pending the tender of letters of transmittal pursuant to the Agreement and Plan of Merger, dated June 6, 2021, by and among the Company, SB Merger Sub, Inc., Iora Health, Inc. and Fortis Advisors LLC, solely in its capacity as the representative of the stockholders of Iora Health, Inc. Since the close of business on July 18, 2022, through the date hereof, (x) no shares of Company Common Stock have been issued, except pursuant to the exercise of Company Stock Options or settlement of Company Restricted Stock Unit Awards, in each case, outstanding on or prior to the close of business on July 18, 2022, and (y) no grants of Company Stock Options or Company Restricted Stock Unit Awards have been made. Except for the Convertible Notes and as set forth in this Section 3.03, there are no options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares or other equity interests or capital stock of the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, capital stock or other equity interests, or any other rights or instruments that are linked in any way to the price of the shares of Company Common Stock or any shares of capital stock of any Company Subsidiary, the value of all or any part of the Company or any Company Subsidiary (the “Equity Interests”), in each case, obligating the Company or any Company Subsidiary to issue, sell or grant any such Equity Interests. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights.

(c) Set forth on Section 3.03(c) of the Company Disclosure Schedule is a complete and correct list, as of July 18, 2022, of (x) the number of shares of Company Common Stock subject to each outstanding Company Stock Option (assuming satisfaction of any market or performance conditions at maximum levels), the name of the holder (to the extent permissible under applicable Law), the exercise price, the grant date, the exercise period and vesting schedule of each such Company Stock Option and the Company Stock Plan pursuant to which the Company Stock Option was granted, (y) the number of shares of Company Common Stock subject to each outstanding Company Restricted Stock Unit Award, the name of the holder (to the extent permissible under applicable Law), the grant date, the vesting schedule and settlement date, and the Company Stock Plan pursuant to which such Company Restricted Stock Unit Award was granted, and (z) each outstanding Phantom Award, the name of the holder (to the extent permissible under applicable Law), the grant date, the vesting schedule, settlement date and the total amount of the unpaid portion of each Phantom Award.

(d) Except for the Convertible Notes (which are convertible into or exercisable for cash and/or securities having the right to vote), there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of any member of the Company Group issued and outstanding or reserved for issuance. Except for the Convertible Notes, there are no outstanding obligations under Contract or otherwise of any member of the Company Group to repurchase, redeem or otherwise acquire any Equity Interests of any member of the Company Group, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Equity Interests of any member of the Company Group, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any member of the Company Group. None of the Company nor any other member of the Company Group is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to any Equity Interests of the Company or any other member of the Company Group or any other Contract relating to disposition, voting or dividends with respect to any Equity Interests of the Company or of any other member of the Company Group.

(e) Each outstanding Equity Interest of each Company Subsidiary that is held, directly or indirectly, by the Company is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or interest is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or any Company Subsidiary’s voting rights, charges and other Liens of any nature whatsoever (other than Permitted Liens). No Company Subsidiary or Affiliated Practice owns any Shares of Company Common Stock.

SECTION 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions (subject, in the case of the consummation of the Merger, only to the receipt of the Company Stockholder Approval). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (subject, in the case of the consummation of the Merger, only to the receipt of the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Company Charter or the Company Bylaws, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken and the Company Stockholder Approval has been obtained, conflict with or violate any federal, state, local or foreign law, common law, statute, ordinance or law, or any executive order, rule, regulation, standard, Order or agency requirement of any Governmental Authority (“Law”) applicable to the Company Group or by which any property or asset of the Company Group is bound, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by any member of the Company Group under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any Lien on the properties or assets of the Company Group pursuant to, any Material Contract, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or be reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign government, regulatory or administrative authority or commission or other governmental or quasi-governmental authority or instrumentality, accrediting body, administrative contractor or fiscal intermediary, or self-regulatory organization, domestic or foreign, or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) relating to the adoption of this Agreement and approval of the Transactions by the stockholders of the Company, (iii) any filings required under the rules and regulations of NASDAQ, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) the premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (vi) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, and registration, declaration or filing set forth in Section 3.05(b) of the Company Disclosure Schedule and (vii) when the failure to obtain such consent, approval, authorization or permit of, or to make such filing with or notification to, any Governmental Authority would not have or be reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

SECTION 3.06 Permits. Except as would not reasonably be expected to have a Company Material Adverse Effect (a) each member of the Company Group is in possession of all licenses, permits, approvals, accreditations, certificates, easements, concessions, franchises, variances, exemptions, consents, registrations, clearances, billing or provider numbers, waivers, orders, operating certificates, or any other Governmental Authority applicable to it and necessary for each such entity to own, lease, license, sublease, use, occupy and operate its assets and properties or to carry on its business as it is now being conducted (the “Company Permits”) and (b) each such Company Permit is in full force and effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group has timely submitted all renewal applications, reports, forms, registrations and documents required to be filed and timely paid all fees and assessments in connection with the Company Permits and has not received any written, or, to the Knowledge of the Company, oral notice or other communication from a Governmental Authority or Payor alleging that it has failed to hold any Company Permits. Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any Company Subsidiary, nor, to the Knowledge of the Company, any Affiliated Practice is, or since January 1, 2019 has been, in conflict with, or in default, breach or violation of, any Company Permit to which such entity is a party or by which such entity or any property or asset of such entity is bound. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each member of the Company Group is in compliance with the rules and regulations of the Governmental Authority issuing such Company Permits; (ii) there is not pending nor, to the Knowledge of the Company, threatened, before any other Governmental Authority any proceeding, notice of violation, order of forfeiture or complaint or investigation against any member of the Company Group relating to any conflict with, or default, breach or violation of, any of the Company Permits or any actual or threatened revocation, cancellation, termination, suspension, restriction, adverse modification or non-renewal of any such Company Permit; and (iii) the actions of the applicable Governmental Authorities granting all Company Permits have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the Knowledge of the Company, threatened, any application, petition, objection or other pleading with any other Governmental Authority which challenges or questions the validity of or any rights of the holder under any Company Permit.

SECTION 3.07 Compliance.

(a) The businesses of the Company and each Company Subsidiary and, to the Knowledge of the Company, each Affiliated Practice, is, and since January 1, 2019, has been, conducted in compliance with, and neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any Affiliated Practice, is, or since January 1, 2019, has been, in violation of, in each case, any Laws applicable to such entity or by which any property or asset of such entity is bound, in each case, except as would not be reasonably expected to have a Company Material Adverse Effect.

(b) No investigation by any Governmental Authority with respect to any member of the Company Group that would reasonably be expected to have a Company Material Adverse Effect, is pending or, to the Company’s Knowledge, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, in each of the foregoing cases, as of the date of this Agreement.

(c) Except as would not reasonably be expected to have a Company Material Adverse Effect, no member of the Company Group is or has been, and, to the Knowledge of the Company, none of their respective employees, directors or officers is or has been, suspended or debarred from doing business by any Governmental Authority or declared ineligible for government contracting, and no such suspension or debarment action has been commenced.

SECTION 3.08 Reports; SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, certifications, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 3, 2020 (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “SEC Reports”). As of their respective dates, or, if amended prior to the date hereof, as of the date of the last such amendment, the SEC Reports (i) were prepared (and any SEC Reports filed after the date hereof will have been prepared), in all material respects, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and, in each case, the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended prior to the date hereof, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to the absence of notes and normal and recurring year-end adjustments).

(c) The Company maintains a system of internal controls over financial reporting (as defined in Rules 3a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the directors of the Company and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements. The Company (A) has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (B) has disclosed, based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer, to the Company’s auditors and the audit committee of the Company Board (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(d) No member of the Company Group is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any member of the Company Group in the Company’s published financial statements or other SEC Report.

(e) Neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations (i) reflected or reserved against on the consolidated balance sheet of the Company as at December 31, 2021 (including the notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Latest Balance Sheet”), (ii) incurred in connection with the Transactions, or (iii) incurred in the ordinary course of business since December 31, 2021 that would not have or be reasonably be expected to have a Company Material Adverse Effect.

(f) Since January 3, 2020, subject to any applicable grace periods, the Company has been in and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of NASDAQ.

(g) As of the date hereof, there are no material outstanding or unresolved comments in comment letters received from the SEC staff with respect to any SEC Reports and none of the SEC Reports is, to the Knowledge of the Company, the subject of ongoing SEC review. There are no formal internal investigations, any SEC inquiries or investigations or other inquiries or investigations by any Governmental Authority that are pending or, to the Company’s Knowledge, threatened, in each case regarding any accounting practices of the Company or any Company Subsidiary.

SECTION 3.09 Absence of Certain Changes or Events. Since December 31, 2021 through the date of this Agreement, (a) there has not been a Company Material Adverse Effect, (b) except in connection with the Transactions and any actions reasonably taken in connection with the mitigation (or attempted mitigation) of risks associated with COVID-19, including in response to any COVID-19 Measure, the Company and the Company Subsidiaries have conducted their businesses in the ordinary course of business and (c) none of the Company nor any Company Subsidiary has taken any action that, if taken after the date hereof, would constitute a violation of Section 5.01.

SECTION 3.10 Absence of Litigation. Since December 31, 2019, there has been no litigation, suit, claim, action, dispute, proceeding or investigation (an “Action”) pending or, to the Knowledge of the Company, threatened, against the Company Group, or any property or asset of the Company Group (or, to the Knowledge of the Company, (i) any director or officer of the Company Group in such capacity as director or officer or (ii) any Affiliated Practice), other than any Actions that have not had, and would not be reasonably expected to have, a Company Material Adverse Effect or to prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. As of the date of this Agreement, no member of the Company Group nor any property or asset of the Company Group, nor, to the Knowledge of the Company, any Affiliated Practice, is subject to any continuing Order of, or settlement agreement or other similar written agreement with, any Governmental Authority or any Order of any Governmental Authority that would have, or be reasonably expected to have, a Company Material Adverse Effect or to prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

SECTION 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all material Plans; provided that, with respect to any employment, termination, severance agreement, stock option, stock purchase, restricted stock, restricted stock unit, phantom stock, stock appreciation right award agreement and grant notices or other agreement for employees of the Company or any Company Subsidiary and agreements with consultants entered into in the ordinary course of business, Section 3.11(a) of the Company Disclosure Schedule shall list (i) any form thereof and (ii) any material individual agreements or grant notices that materially deviate from the applicable standard Company or Company Subsidiary form listed in Section 3.11(a) of the Company Disclosure Schedule, each of which has been made available to

Parent. With respect to each material Plan and each material individual agreement described in clause (ii) above, the Company has provided or made available to Parent a copy of each such Plan (or a description, if such Plan is not written), form of agreement and grant notice described in clause (i) above, and material individual agreement and grant notice described in clause (ii) above, and, in each case, all amendments thereto and material written interpretations thereof, together with a copy of (if applicable): (i) each trust, insurance or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service (the “IRS”) Forms 5500, (iv) the most recently prepared actuarial reports and financial statements in connection with each such Plan, (v) all material documents and material correspondence relating thereto received from or provided to the Department of Labor, the IRS or any other Governmental Authority since January 1, 2019, and (vi) all current employee handbooks, manuals and policies.

(b) Neither the Company nor any ERISA Affiliate has in the past six years sponsored, maintained, contributed to or been obligated to contribute to, or has any liability with respect to, any plan, program, fund, or arrangement that constitutes a (i) defined benefit pension plan or a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) multiemployer plan within the meaning of Section 3(37) of ERISA or (iii) multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(c) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service or has applied to the Internal Revenue Service for such a letter within the applicable remedial amendment period or such period has not expired, and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of such Plan.

(d) Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) each Plan has been established, maintained and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws and (ii) each Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and the Company and the Company Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code.

(e) With respect to any Plan, as of the date of this Agreement and except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) all contributions or other amounts payable by the Company or any Company Subsidiary with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with U.S. GAAP on the SEC Reports, (ii) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the Knowledge of the Company, threatened.

(f) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has (A) engaged in a transaction with respect to any Plan that is subject to ERISA that, assuming the taxable period of such transaction expired as of the date of this Agreement, would reasonably be expected to subject the Company or any Company Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, or (B) incurred or reasonably expects to incur a Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA or any liability under Section 4071 of ERISA.

(g) Neither the Company nor any of the Company Subsidiaries has any obligations for retiree or post-employment health and life benefits under any Plan or collective bargaining agreement, other than coverage mandated by applicable Law.

(h) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, each Company Stock Option, Company Restricted Stock Unit Award and Phantom Award (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plans, (B) in the case of Company Stock Options, has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant and (C) qualifies for the Tax and accounting treatment afforded to such Company Stock Option, Company Restricted Stock Unit Award and Phantom Award, as applicable, in the Tax Returns and the SEC Reports, respectively.

(i) Neither the execution of this Agreement nor the consummation of the Transactions (either alone or in connection with the termination of employment or service of any Service Provider following, or in connection with, the Transactions) would reasonably be expected to: (i) entitle any current or former Service Provider to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment or service with the Company or any Company Subsidiary; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Plans to any current or former Service Provider; or (iii) limit or restrict the right of the Company or any Company Subsidiary or, after the consummation of the Transactions, Parent, to merge, amend or terminate any of the Plans.

(j) None of the Plans would result separately or in the aggregate (including, without limitation, as a result of this Agreement or the Transactions contemplated hereby either alone or in connection with the termination of employment or service of any Service Provider following, or in connection with, the Transactions) in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any person for any tax incurred by such person, including under Section 409A or 4999 of the Code. The Company shall have reasonably cooperated with Parent to make available to Parent preliminary copies of Section 280G calculations prepared (whether or not final) as of the date hereof with respect to any individual who is reasonably expected to be a “disqualified individual” within the meaning of Section 280G of the Code in connection with the transactions completed by this Agreement.

SECTION 3.12 Labor and Employment Matters.

(a) Neither the Company nor any Company Subsidiary, or to the Knowledge of the Company, any Affiliated Practice, is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, any Company Subsidiary or Affiliated Practice. There is no petition for representation pending or, to the Knowledge of the Company, threatened, by any labor union before the National Labor Relations Board with respect to the employees of the Company or any Company Subsidiary or, to the Knowledge of the Company, any Affiliated Practice, and, as of the date hereof, to the Knowledge of the Company, there are no material activities or material proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any such employees. To the Knowledge of the Company, there are no unfair labor practice complaints pending against the Company, any Company Subsidiary or any Affiliated Practice before the National Labor Relations Board or any other Governmental Authority. There is no strike, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, by or with respect to any employees of the Company or any Company Subsidiary, or to the Knowledge of the Company, any Affiliated Practice.

(b) Except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) the Company, each Company Subsidiary and to the Knowledge of the Company, each Affiliated Practice, are currently in compliance with all Laws relating to labor and employment matters, including, but not limited to, those related to payment of wages, hours, overtime, employee classification (including classification as an employee or independent contractor or as exempt or non-exempt), fair employment practices (including equal employment opportunity Laws and the Fair Labor Standards Act), discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, and collective bargaining, (ii) there are currently no actions, proceedings, disputes, grievances, charges, lawsuits, arbitrations, or investigations pending or, to the Knowledge of the Company, threatened by or before any Governmental Authority between the Company, any Company Subsidiary or, to the Knowledge of the Company, any Affiliated Practice and any of their respective current or former employees or consultants, and (iii) since January 1, 2019, there have been no allegations, investigations or charges of sexual or other unlawful harassment or discrimination in employment or employment practices now pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or to the Knowledge of the Company, any Affiliated Practice, before any Governmental Authority, and during such period, there have been no actions, proceedings, disputes, grievances, arbitrations, investigations or settlements involving such matters or persons.

SECTION 3.13 Real Property; Title to Assets.

(a) No member of the Company Group owns any real property, and no member of the Company Group is a party to any Contract to purchase any real property or interest therein.

(b) Except as has not had and would not be reasonably expected to have a Company Material Adverse Effect, the Company or one of the Company Subsidiaries or Affiliated Practices (i) has valid, legally binding, enforceable and subsisting leasehold or other applicable interests under all the existing leases, subleases, sub-subleases, licenses or other occupancy arrangements for the Leased Real Property (collectively, the “Company Leases”), free and clear of all Liens, except Permitted Liens and (ii) has actual, exclusive possession of each Leased Real Property. Section 3.13(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the Leased Real Property. True, correct and complete copies of the Company Leases have been made available to Parent prior to the date of this Agreement.

(c) Except as would not have, or be reasonably expected to have, a Company Material Adverse Effect, (i) each Company Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), and (ii) there is no default under any Company Lease either by any member of the Company Group or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by any member of the Company Group, or to the Knowledge of the Company by any other party, thereunder. Except as has not had, and would not reasonably be expected to have a Company Material Adverse Effect, no member of the Company Group has (A) subleased, licensed, or otherwise granted any person the right to use or occupy any Leased Real Property or any portion thereof or (B) collaterally assigned or granted any other security interests in any Company Lease or any interest therein.

(d) Except as has not had, and would not be reasonably expected to have, a Company Material Adverse Effect, no member of the Company Group (i) has received written, or, to the Knowledge of the Company, oral notice or other communication of or has an expropriation or condemnation proceeding pending or, to the Knowledge of the Company, threatened or proposed against any Leased Real Property or (ii) has received any written or, to the Knowledge of the Company, oral notice or other communication that its present or contemplated use of the Leased Real Property is not in conformity with all registered deeds, restrictions of record or other agreements affecting such Leased Real Property.

(e) The Leased Real Property constitutes all of the real property occupied by a member of the Company Group.

(f) Except as would not have, or be reasonably expected to have, a Company Material Adverse Effect, the Company Group has valid and subsisting ownership interests in all of the tangible personal property reflected in the Latest Balance Sheet as being owned by the Company Group or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than Permitted Liens.

SECTION 3.14 Taxes.

(a) Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group (i) has filed (taking into account any extension of time to file granted or obtained) all Tax Returns required to be filed by them, and such Tax Returns are correct and complete in all material respects, and (ii) has paid all Taxes required to be paid by them (whether or not shown as due on any Tax Return) except to the extent that such Taxes are being contested in good faith in appropriate proceedings and for which the Company or the appropriate Company Subsidiary or Affiliated Practice has set aside adequate reserves in accordance with GAAP. All income and other material amounts of Taxes required to have been withheld by any member of the Company Group with respect to amounts paid or owing to any employee, independent contractor, creditor or other third party have been timely withheld and remitted to the applicable Governmental Authority.

(b) There is no (i) pending audit, examination, investigation, refund, litigation, proposed adjustment or other proceeding by a Governmental Authority in respect of any material Taxes or material Tax Returns of any member of the Company Group, and, no such audits, examinations, investigations, refunds, litigation, proposed adjustments or other proceedings for material Taxes have been proposed in writing, or (ii) deficiency for any material amount of Tax asserted or assessed by any Governmental Authority in writing against any member of the Company Group, which deficiency has not been satisfied by payment, settled or been withdrawn or is not being contested in good faith in appropriate proceedings and for which such member of the Company Group has set aside adequate reserves in accordance with GAAP; additionally, in each case and solely with respect to any such claim, litigation, audit, examination, investigation or other proceeding or deficiency arising after the date hereof, no such action will reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no Liens for Taxes on any of the assets of any member of the Company Group, other than Permitted Liens.

(c) No member of the Company Group has any liability for the Taxes of another person (i) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) by reason of being a member of an affiliated, consolidated, combined or unitary group (other than an affiliated group the common parent of which is or was the Company or any of the Company Subsidiaries) or (ii) by reason of being party to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes and entered into in the ordinary course of business, or any agreement solely between or among the Company and the Company Subsidiaries or Affiliated Practices).

(d) No member of the Company Group has received written, or, to the Knowledge of the Company, oral notice or other communication of any claim made by a Governmental Authority in a jurisdiction where the Company or any of the Company Subsidiaries or Affiliated Practices does not file a Tax Return, which claim has not been resolved prior to the date hereof, that the Company or any of the Company Subsidiaries or Affiliated Practices is or may be subject to taxation by that jurisdiction with respect to material Taxes. No member of the Company Group has currently in effect any waiver of any statute of limitations in respect of Taxes or any agreement to any extension of time with respect to an assessment or deficiency for Taxes (excluding extensions of time obtained by a member of the Company Group in the ordinary course of business consistent with past practice for filing of Tax Returns).

(e) No member of the Company Group was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past three (3) years.

(f) No member of the Company Group has participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code, Treasury Regulation Section 1.6011-4 or any similar provision of state or local Law.

(g) No member of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income as a result of (i) any change in accounting method initiated by it on or prior to the Closing Date, (ii) closing agreements pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law entered into on or prior to the Closing Date, (iii) an installment sale or open transaction arising on or prior to the Closing Date, (iv) a prepaid amount received, or paid, on or prior to the Closing Date other than in the ordinary course of business, or (v) any employer payroll taxes that have been deferred pursuant to Section 2302 of the CARES Act.

(h) No member of the Company Group is or will be required to include any income under Section 965 of the Code.

(i) For purposes of this Agreement:

(i) “Tax” or “Taxes” means any federal, state, local and foreign taxes of any kind whatsoever, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, stock, franchise, profits, escheat, unclaimed property, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, occupancy, estimated and other similar taxes and any other assessment, fee, duty, levy or charge in the nature of a tax, imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed with respect thereto, whether disputed or not.

(ii) “Tax Returns” means any returns, elections, disclosures, declarations, claims for refund, or information returns or statements, and reports relating to Taxes that are required to be filed with any Governmental Authority, including any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such return, declaration, claim for refund or information return or statement, as well as any schedule or attachment thereto and any amendment thereof.

SECTION 3.15 Material Contracts.

(a) Section 3.15(a) of the Company Disclosure Schedule contains a correct and complete list of each of (x) the following Contracts, other than the Plans which shall be governed by Section 3.11, including all amendments, supplements and modifications, to which a member of the Company Group is a party as of the date of this Agreement (such Contracts required to be set forth in such list the “Material Contracts”) and (y) the Material Affiliated Practice Documents.

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that is currently in effect with respect to the Company or any Company Subsidiary that has been, or was required to be, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 or was required to be filed with any SEC Reports filed and made publicly available after the date of filing of such Form 10-K until the date hereof;

(ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets where annual payments made by a member of the Company Group in the year ended December 31, 2021 exceeded $3,500,000 (or that requires by its terms payments in excess of such amount for the year ended December 31, 2022) and is not cancelable by the applicable member of the Company Group without penalty or further payments or other liabilities or obligations and without more than sixty (60) calendar days’ notice;

(iii) all Contracts involving health network partnerships and health systems partners (each, an “HSP Contract”);

(iv) all customer Contracts with annual recurring revenues paid to a member of the Company Group by enterprise customers for membership fees for the year ended December 31, 2021 (or that requires by its terms the receipt of revenues in the year ended December 31, 2022) in each case in excess of $3,500,000;

(v) all Company IP Agreements that are material to the business of the Company Group, taken as a whole (other than Standard Agreements);

(vi) any Contract containing any non-compete, exclusivity, right of first offer, right of first refusal provision, “most favored nation” provision or any similarly restrictive provision with respect to any line of business, person, property or geographic area (A) that limits, in any material respect, the business of any member of the Company Group, or (B) that by its terms would limit, in any respect, the business of any Affiliates of the Company (other than Subsidiaries of the Company) after the Effective Time, except for any non-compete obligation contained in a Contract solely between or among members of the Company Group;

(vii) all corporate joint venture and legal partnership Contracts, and any Contracts that provide for any sharing of revenues, profits or losses with one or more persons, in each case other than Contracts solely between each Affiliated Practice and/or its equityholders, on the one hand, and the Company or any Company Subsidiary, on the other;

(viii) all Contracts pursuant to a Private Program or Medicare Advantage plan in each case, with annual revenues for the year ended December 31, 2021 (or that require by their terms the receipt of revenues for the year ended December 31, 2022) in excess of $10,000,000;

(ix) all Contracts with Medicare (including the CMS Direct Contracting Model and the CMS ACO REACH Model), state Medicaid programs, the Children’s Health Insurance Program, or TRICARE;

(x) [Reserved]

(xi) all Contracts that require or provide for the referral or recommendation of patients to a member of the Company Group, in each case, with annual revenues for the year ended December 31, 2021 (or that require by their terms the receipt of revenues for the year ended December 31, 2022) in excess of $10,000,000 and other than Contracts referred to in the foregoing clause (iv);

(xii) all Contracts to which the Company or any of the Company Subsidiaries is a party relating to any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or transactions, and any related credit support, collateral, transportation, or other similar Contracts related to such transactions or any other derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133; and

(xiii) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures, and other Contracts pursuant to which any indebtedness of the Company or any of the Company Subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of the Company Subsidiaries of any indebtedness of any other person (except for any such indebtedness or guarantees of indebtedness (A) the principal amount of which does not exceed $5,000,000 in the aggregate; (B) intercompany indebtedness among members of the Company Group in the ordinary course of business; or (C) letters of credit, bonds, or any other similar legally required financial instrument or guarantees as required in connection with (1) the Company’s Private Program or Federal Health Care Program Contracts and (2) health plan licenses held by the Company Group, including but not limited to under the Knox Keene Health Care Service Plan Act, as amended.

(b) True, correct and complete copies of each Material Contract and each Material Affiliated Practice Document have been made available to Parent. Except as would not reasonably be expected to have a Company Material Adverse Effect and except for expirations of Material Contracts and Material Affiliated Practice Documents in accordance with their terms and in the ordinary course of business, each Material Contract and each Material Affiliated Practice Document is valid, binding and in full force and effect with respect to the member of the

Company Group party thereto and, to the Knowledge of the Company, each other party thereto, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity), and the Company and the Company Subsidiaries (to the extent each is a party thereto or bound thereby) and, to the Knowledge of the Company, each other party thereto, has performed in all material respects all obligations required to be performed by it under each Material Contract and each Material Affiliated Practice Document. Additionally, except as set forth on Section 3.15(b) of the Company Disclosure Schedule, the rights, duties and obligations of the Company, Company Subsidiaries and the Affiliated Practices party to each of the Affiliated Practice Documents are substantially similar to the rights, duties and obligations of the Company, Company Subsidiaries and the Affiliated Practices party to each of the Material Affiliated Practice Documents. No member of the Company Group has received any written, nor, to the Knowledge of Company, oral claim of breach or default under or cancellation of any Material Contract or Material Affiliated Practice Document which remains unresolved as of the date of this Agreement, and no member of the Company Group is in breach or violation of, or default under, any Material Contract, except as has not had, or would reasonably be expected to have, a Company Material Adverse Effect. To the Knowledge of the Company, (i) no other party is in material breach or material violation of, or default under, any Material Contract or Material Affiliated Practice Document, (ii) no member of the Company Group has received, in the twelve (12) month period prior to the date of this Agreement, any written, or, to the Knowledge of the Company, oral notice or other communication from any person that such person intends to terminate, accelerate maturity or performance, not renew or modify in a manner materially adverse to the Company Group any Material Contract or Material Affiliated Practice Document and (iii) no event has occurred that (with or without notice or lapse of time or both) would reasonably be expected to modify in a manner adverse to the Company Group any Material Contract or Material Affiliated Practice Document, except, in the case of (ii) and (iii) as would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.16 Insurance. Each member of the Company Group maintains insurance policies (including cybersecurity insurance policies) with reputable insurance carriers or maintains self-insurance practices against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each such insurance policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect and all premiums due and payable thereon have been timely paid. Except as would not reasonably be expected to have a Company Material Adverse Effect, no member of the Company Group is in breach or default under any such policy, and, to the Company’s Knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under such policy, and no notice of cancellation or termination has been received with respect to any such party. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2019, (i) the Company and the Company Subsidiaries have not been refused any insurance, nor has coverage been limited, by any insurance carrier, (ii) no insurer under any insurance policy of the Company Group has disputed, or given any written indication that it intends to dispute, the validity of any such insurance policies on any grounds, (iii) no claims have been made, no claim is outstanding and, to the Knowledge of the Company, no fact or circumstance exists that would reasonably be expected to give rise to a claim under any of such insurance policies and no event, act, or omission has occurred that requires notification under any of such insurance policies, and (iv) none of the insurers under any of such insurance policies has refused in writing or, to the Knowledge of the Company, oral notice or other communication of refusal, or given any written indication or, to the Knowledge of the Company, oral notice or other communication that it intends to refuse to indemnify in whole or in part in respect of any claims under such insurance policies, and nothing has been done or omitted to be done by the Company and the Company Subsidiaries, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to entitle the insurers under any of such insurance policies to refuse to indemnify in whole or in part in respect of any claims under such insurance policies.

SECTION 3.17 Environmental Matters. Except as would not have, or be reasonably expected to have, a Company Material Adverse Effect, (a) the Company and each Company Subsidiary is and has been since January 1, 2019, in compliance with all applicable Environmental Laws, (b) the Company and the Company Subsidiaries possess all permits and approvals issued pursuant to any applicable Law or Company Permit relating to pollution or the protection of the environment or human exposure to Hazardous Materials, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar U.S. federal, foreign, state or local Law or, as such relates to exposure to Hazardous Materials, to health and safety (collectively, the “Environmental Laws”) that are required to conduct the business of the Company Group, and is and has been since January 1, 2019 in compliance with all such permits and approvals, (c) no releases of (i) any chemicals, contaminants, wastes, petroleum products or byproducts, radioactive materials, asbestos or polychlorinated biphenyls or (ii) any waste, material or substance defined as a “hazardous” or “toxic” substance, “hazardous” or “toxic” material, or “hazardous” or “toxic” waste, “pollutant” or analogous terminology under any applicable Environmental Law (“Hazardous Materials”) have occurred at, on, from or under any real property owned, leased or operated by any member of the Company Group or any third-party sites to which any member of the Company Group has sent any materials or wastes for disposal, treatment, storage, processing, recycling or other handling, and (d) no member of the Company Group has received any written claim or notice, Action or Order from any Governmental Authority or person alleging that a member of the Company Group is or may be in violation of or subject to liability pursuant to any Environmental Law. The Company has made available to Parent all material and relevant assessments, reports, data, results of investigations, correspondence or audits in possession of the Company pertaining to environmental matters of the Company Group.

SECTION 3.18 Intellectual Property.

(a) Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete (in all material respects) list of all Registered Company Intellectual Property and material unregistered Trademarks owned by a member of the Company Group as of the date of this Agreement.

(b) (i) The operation of the business of the Company and each Company Subsidiary and the use of the Company Intellectual Property in connection therewith, does not conflict with, infringe, misappropriate or otherwise violate, and, in the past three (3) years has not conflicted with, infringed, misappropriated or otherwise violated, the valid Intellectual Property rights (other than patents) or, to the Knowledge of the Company, patents of any third party, in each case, in a manner that has or could reasonably be expected to result in a material liability to the Company and Company Subsidiaries, taken as a whole; (ii) as of the date hereof, no Actions are pending or, to the Knowledge of the Company, threatened against the Company or a Company Subsidiary alleging any of the foregoing; (iii) to the Knowledge of the Company, no person has, within the past three (3) years, engaged in or is engaging in any activity that conflicts with, infringes, misappropriates or otherwise violates any material Company Intellectual Property in any material respect; and (iv) neither the Company nor a Company Subsidiary has within the three (3) year period prior to the date of this Agreement, brought or threatened any Action in connection with the foregoing. The representations and warranties in clauses (i) and (ii) of this Section 3.18(b) are the sole representations and warranties hereunder with respect to infringement, misappropriation or other violation by the Company or any Company Subsidiaries of Intellectual Property of a third party.

(c) Except as would not be material to the Company and Company Subsidiaries, taken as a whole, the Company or a Company Subsidiary is the exclusive owner of the entire right, title and interest in and to the Company Intellectual Property, free and clear of all Liens (other than Permitted Liens). Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in, pursuant to any Contract to which the Company or a Company Subsidiary is a party: (A) the loss or impairment of the Company’s or any Company Subsidiary’s right to own or use any material Intellectual Property, (B) the payment of any additional consideration or royalties for the Company’s or any Company Subsidiary’s right to own or use any material Intellectual Property, other than ordinary course payments for increased usage generally, not specific to the Transactions, or (C) the granting by Parent or any of its Affiliates (other than the Company and Company Subsidiaries) to any third party of material rights under any Intellectual Property owned by Parent or any such Affiliates.

(d) The Registered Company Intellectual Property is, to the Knowledge of the Company (i) subsisting, and not invalid or unenforceable, (ii) currently in compliance in all material respects with any and all applicable legal requirements necessary to maintain the validity and enforceability thereof and record and perfect the Company’s or a Company Subsidiary’s interest therein and the chain of title thereof, and (iii) not subject to any outstanding Order or agreement that would impair the validity or enforceability thereof, in each case, except as would not be material to the Company and Company Subsidiaries, taken as a whole. No Actions are pending or, to the Knowledge of the Company, threatened against the Company or a Company Subsidiary, as of the date hereof, based upon or challenging or seeking to deny or restrict the use by the Company or such Company Subsidiary, or the ownership, registrability, validity or enforceability, of any of the Company Intellectual Property, except for ordinary course proceedings in connection with the prosecution of the Company Intellectual Property, except as would not be material to the Company and Company Subsidiaries, taken as a whole.

(e) The Company and each Company Subsidiary has taken steps in accordance with normal industry practice to maintain the confidentiality of the material trade secrets and other material confidential Intellectual Property used in connection with its business, in each case, which the Company intended to maintain as confidential or a trade secret. (i) To the Knowledge of the Company, there has been no misappropriation of any trade secrets or other material confidential Intellectual Property used in connection with the business of the Company or any Company Subsidiary by any person, and (ii) neither the Company nor any Company Subsidiary has disclosed any trade secrets to any person other than pursuant to appropriate written non-disclosure, license, or similar agreements that require such trade secrets to be kept confidential, in each case (i) and (ii) , except as would not be material to the Company and Company Subsidiaries, taken as a whole.

(f) To the Knowledge of the Company, no current or former employee, independent contractor or agent of the Company or a Company Subsidiary (i) has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company or such Company Subsidiary or (ii) is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or Contract relating in any way to the protection, ownership, development, use or transfer of the Company Intellectual Property, in each case of clauses (i) and (ii), except as would not be material to the Company and Company Subsidiaries, taken as a whole.

(g) Except as would not have a Company Material Adverse Effect, the consummation of the transactions contemplated in this Agreement will not result in the delivery, license or disclosure of any Source Code to any other person who is not either an employee or consultant of the Company or a Company Subsidiary or Parent or its Affiliates, or a person to whom any such entity otherwise makes any such Source Code available in the ordinary course of business pursuant to reasonable confidentiality terms.

(h) The Company and the Company Subsidiaries are in material compliance with all license or other terms applicable to the Source Code owned by the Company and the Company Subsidiaries and incorporated into any product or service offering of the Company, and such Source Code is not subject to (i) any third party license or other terms (including Open Source Licenses) that impose use-based restrictions that would interfere with the ordinary operation of the Company’s or the Company’s Subsidiaries’ businesses or the Transactions, or (ii) any Open Source Licenses that require that the Source Code, a portion of the Source Code (other than the original Open Source Materials), a derivative work of the Source Code, or other software or documentation incorporating, used with, or distributed with the Source Code be disclosed or distributed in Source Code form, be licensed for the purpose of making derivative works, or be redistributable at no charge, in each case, except with respect to any intentional contributions made by the Company to open source projects in accordance with the Company’s standard procedures with respect thereto.

(i) Neither the Company nor the Company Subsidiaries have granted any exclusive or, other than in the ordinary course of business, non-exclusive license to any third party for any (A) Trademarks, (B) individual elements of any Trademarks, or (C) any variation or derivative of any Trademarks, in each case owned by the Company or a Company Subsidiary, except as would not be material to the Company and Company Subsidiaries, taken as a whole.

(j) None of the Company and the Company Subsidiaries have received any support, funding, resources or assistance from any Governmental Authority in connection with the development of any Company Intellectual Property, in each case, in a manner that would grant, imply or otherwise give rise to any rights or access with respect to any Company Intellectual Property.

(k) Each of the Company and the Company Subsidiaries has obtained from all persons (including any and all current or former employees, consultants, independent contractors, officers or directors of any of the Company and the Company Subsidiaries) that have created any portion of, or otherwise that would have any rights in or to, the material Company Intellectual Property, valid and enforceable written assignments to the Company or one of the Company Subsidiaries of any such work, invention, improvement or other rights that such person may have in such material Company Intellectual Property, in each case, except as would not be material to the Company and Company Subsidiaries, taken as a whole.

SECTION 3.19 Data Privacy and Security.

(a) The Company Group is, and at all times since January 1, 2019, has been, in compliance in all material respects with (i) applicable Privacy Laws, (ii) all privacy and information security obligations to which it is bound under Contract, and (iii) the Company Group’s publicly posted external privacy policies regarding the Company’s privacy, data protection, processing, transfer or security of Personally Identifiable Information (collectively, the “Data Security Requirements”).

(b) The Company Group maintains policies, procedures, trainings, and security measures with respect to the physical and electronic security and privacy of Personally Identifiable Information that are designed to comply with the Data Security Requirements and operate in compliance with those policies and procedures, in each case, in all material respects.

(c) The Company Group has taken commercially reasonable steps designed to protect the confidentiality, integrity and security of the computer, information technology and data processing systems, facilities and services used by and under the control of the Company Group, including all hardware, software, servers, networks, and communications facilities (“Systems”) and has implemented commercially reasonable incident response and disaster recovery procedures. To the Knowledge of the Company, the Systems are free, in all material respects, from any undisclosed disabling codes or instructions, Trojan horses, worms, viruses or other Software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, Software, data or other materials. Since January 1, 2019: (i) the Systems have not suffered a material failure or malfunction, and (ii) no person has gained unauthorized access to the Systems owned by, or used and controlled by the Company Group in a manner that would reasonably be expected to be material to the Company Group.

(d) To the Knowledge of the Company, except as set forth in Section 3.19(d) of the Company Disclosure Schedule, from January 1, 2019, there has been no material security breach, material unauthorized access to or use of the Systems, or any other material loss, unauthorized disclosure or theft of any material sensitive or confidential information, including Personally Identifiable Information or the Company Group’s business data, in the possession or control of the Company Group. To the Knowledge of the Company, from January 1, 2019, the Company Group has not experienced a security incident that required notification to any Governmental Authority or to any affected individuals. Except as would not reasonably be expected to constitute a Company Material Adverse Effect, the Company has remediated in all material respects all security risks identified by any information security audit conducted since January 1, 2019.

(e) Except as set forth in Section 3.19(e) of the Company Disclosure Schedule, there is no, and since January 1, 2019 there has not been, any material audit, investigation written claim or other Action pending, nor to the Knowledge of the Company, threatened against the Company Group or its “workforce” (as defined under HIPAA) by any person or by or before any Governmental Authority, relating to any breach or alleged breach of any Data Security Requirements.

(f) Except as set forth in Section 3.19(f) of the Company Disclosure Schedule, since January 1, 2019, there has been no breach or other material violation of HIPAA by the Company or its “workforce” (as defined under HIPAA) with respect to Protected Health Information in the possession or under the control of the Company and no material unauthorized access, use, acquisition or disclosure of any Protected Health Information processed by or on behalf of the Company Group. The Company Group has performed security risk assessments in the frequency and manner required under HIPAA since January 1, 2019.

(g) The Company Group does not transmit or store any Protected Health Information outside of the United States and does not have in effect any contract with any third-party vendor under which the third-party vendor transmits or stores any Protected Health Information of the Company outside of the United States.

SECTION 3.20 Anti-Corruption Compliance.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect, no member of the Company Group, or, to the Knowledge of the Company, any director, officer, agent, employee, partner or Affiliate of a member of the Company Group (in each case acting on behalf of such member of the Company Group), has taken any action, directly or indirectly, that has resulted or would result in: (i) a violation by any such person of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (ii) a violation by any such person of any other applicable Anti-Corruption Laws; or (iii) a violation of, or operation in non-compliance with, any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws.

(b) Without limiting the generality of the foregoing, except as would not reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group, and, to the Knowledge of the Company, each of their respective officers and employees and directors, acting in their capacity as such, is and has since January 1, 2017 been in compliance with all applicable Laws relating to its lobbying activities and campaign contributions, if any, and all filings required to be made under applicable Law relating to such lobbying activities and campaign contributions are accurate in all material respects and have been properly filed with the appropriate Governmental Authority.

SECTION 3.21 Healthcare-Related Representations.

(a) The Company Group is, and since January 1, 2019, has been, operating in compliance with all Healthcare Laws in all material respects. Except as set forth in Section 3.21(a) of the Company Disclosure Schedule, since January 1, 2019, no member of the Company Group has received any written (or, to the Knowledge of the Company, oral) notice or other communication from any Governmental Authority of any material violation or alleged material violation of any applicable Healthcare Law. Since January 1, 2019, no member of the Company Group has been subject to any material adverse inspection, finding, penalty assessment or other Action, or search warrant, subpoena, investigation or non-routine audit by any Governmental Authority. There are no pending or, to the Company’s Knowledge, threatened, Actions alleging that any member of the Company Group is in material violation of any Healthcare Law.

(b) No member of the Company Group is, or has been since January 1, 2019, with respect to any Governmental Authority, a party to any corporate integrity agreement, judgment, order, deferred prosecution agreement, monitoring agreement, consent decree or settlement agreement that (i) requires the payment of money by any member of the Company Group to any Governmental Authority, (ii) requires any recoupment of money from any member of the Company Group by any Governmental Authority or (iii) prohibits or materially limits any activity currently conducted by any member of the Company Group under any Healthcare Law. To the Knowledge of the Company, no member of the Company is a defendant or named party in any qui tam or False Claims Act litigation.

(c) The Company Group has and maintains, and since January 1, 2019 has maintained, commercially reasonable procedures to screen all directors, officers, Care Professionals, employees, independent contractors engaged by the Company Group and agents against the U.S. Department of Health & Human Services Office of Inspector General’s (“OIG”) List of Excluded Individuals/Entities database, applicable state exclusion and debarment lists, and the General Services Administration’s System for Award Management database no less frequently than once per month. No member of the Company Group nor any of their respective directors or officers, nor to the Knowledge of the Company, any of their Care Professionals, employees, independent contractors or agents, (i) has been or is currently debarred, excluded, or suspended from contracting with the federal or state government or from participating in any payment program, including Federal Health Care Programs and Private Programs, (ii) is currently subject to or, to the Company’s Knowledge has been, threatened with, an investigation or proceeding that could reasonably be expected to result in such debarment, exclusion or suspension, (iii) has been assessed or, to the Knowledge of the Company, threatened with assessment of civil monetary penalties pursuant to 42 C.F.R. Part 1003, or (iv) has been convicted of any criminal offense relating to the delivery of any item or service reimbursable under a federal or state health care program, including any Federal Health Care Program.

(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, each physician, nurse practitioner, physician’s assistant, nurse, physical therapist, licensed clinical social worker, other allied health professional, or other healthcare, behavioral or social work professional currently employed by or providing services on behalf of the Company Group that requires a Permit to provide any such services (each, a “Care Professional”) (i) is duly licensed, certified or credentialed, as applicable, pursuant to applicable Healthcare Laws, (ii) to the Knowledge of the Company, in the course and scope of their duties or services, is performing only those services which are permitted by such license or certification, and (iii) to the Knowledge of the Company, such license or certification is not subject to suspension, cancellation, withdrawal, revocation or modification or restriction in any manner that would prevent such person from providing services to the Company Group or any customer or client of any Company Group in the ordinary course of business. The Company Group verifies and maintains ongoing records of all licensure and certification requirements of the Care Professionals. Except as would not be reasonably expected to have a Company Material Adverse Effect, no Care Professional: (i) has been convicted, under any Healthcare Laws of a criminal offense in connection with the delivery of healthcare services; (ii) has been a party to any Action instituted by any licensure or specialty board, third-party payor, patient, customer or Governmental Authority alleging a violation of any Healthcare Law or applicable Permit by such Care Professional; (iii) has had a final judgment or settlement without judgment entered against him or her in connection with a malpractice or similar Action; (iv) has been notified of any inquiry, investigation or similar proceeding instituted by any Governmental Authority for alleged violation of any Healthcare Law by such Care Professional; or (v) has been disciplined or sanctioned by any Governmental Authority for an alleged violation of any Healthcare Law.

(e) Except as would not have or be reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group, as applicable: (i) is and has been eligible and certified for participation and reimbursement under the Federal Health Care Programs and such other similar state reimbursement or governmental health care programs in which such member participates or receives payments; (ii) currently participates in Federal Health Care Programs and in private insurance programs, including non-Federal Health Care Programs administered by any private insurer, health maintenance organization, preferred provider organization, prepaid plan, health service plan, accountable care organization, or other third-party payor (collectively, “Private Programs”), pursuant to provider agreements; and (iii) is in good standing with the Federal Health Care Programs and Private Programs (collectively, “Payors”) in which such member participates or receives payments. No member of the Company Group has received written notice that any are subject to any restriction, limitation, revocation or termination of its provider status under any Payor’s or any other third-party payor program that would have a Company Material Adverse Effect. Except as would not have or be reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group is in compliance with all requirements, including all billing, coding (including risk adjustment related coding), co-pay and deductible, and reserve requirements and any limitations on balance-billing or the charging of certain fees, of each Payor and all participation agreements with Payors. Each member of the Company Group is, as applicable, in compliance with all material requirements of its agreements involving participation in the CMS Direct Contracting Model. The Company Group’s application to participate in the CMS ACO REACH Model was true, correct and complete in all material respects as of the date that it was submitted, and the Company Group has supplemented its application to the extent required by the terms of the CMS ACO REACH Model application and CMS guidance, which supplements were true, correct and complete in all material respects as of the date of such supplemental submission.

(f) Since January 1, 2019, there has been no material pending or, to the Knowledge of the Company, threatened: (i) audit (including Medicare risk adjustment data validation audits), focused review, targeted probe and educate review, claims review, recoupment, refund, set-off, challenge, suit or other penalty action or proceeding by a Governmental Authority or Payor against any member of the Company Group pursuant to any Federal Health Care Program or Private Program; or (ii) material voluntary disclosure or repayment to any Governmental Authority or Payor, in the case of each of clauses (i) and (ii), other than in the ordinary course of business. Since January 1, 2019, no Governmental Authority or Payor has imposed a material fine, penalty or other sanction on any member of the Company Group.

(g) Except as would not have or be reasonably be expected to have a Company Material Adverse Effect, no member of the Company Group has submitted, or caused to be submitted, any claim for payment to any Federal Health Care Program or Payor in violation of any Healthcare Law or received any payment not permitted by, or in excess of the amount provided by, applicable Healthcare Laws which has not been repaid in full or is being duly contested in the ordinary course of business. To the Knowledge of the Company, no member of the Company Group has received any notice from any Governmental Authority for any such violation or any allegation of a material billing or coding mistake, material overpayment, false claim or fraud relating to any product or service provided or billed by any member of the Company Group. Except as would not have or be reasonably be expected to have a Company Material Adverse Effect, each member of the Company Group has timely paid or made provision to pay any identified overpayment received from any Governmental Authority or Payor. Since January 1, 2019, no member of the Company Group (i) has been notified in writing or, to the Knowledge of the Company, orally that it is the subject of any non-routine Payor investigation, or (ii) has been served with or received any search warrant, subpoena or civil investigative demand from any Governmental Authority.

(h) Since January 1, 2019, no member of the Company Group, nor any of their respective directors, officers or, to the Knowledge of the Company, Care Professionals or employees or any of their independent contractors, or agents, has offered or paid any remuneration (including any kickback, bribe, rebate, payoff, influence payment or inducement) directly or indirectly, overtly or covertly, in cash or in kind, to any person to induce such person (i) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service in violation of any Healthcare Law; or (ii) to purchase, lease, order, arrange for or recommend purchasing, leasing or ordering any good, facility, service or item in violation of any Healthcare Law or to obtain or maintain favorable treatment in securing business in violation of any applicable Healthcare Law.

(i) Except as would not have or be reasonably be expected to have a Company Material Adverse Effect, (i) each member of the Company Group is, and at all times has been, in compliance with all laws and requirements established by any Governmental Authority relating to the Stimulus Funds, including the maintenance of accounting records associated with the Stimulus Funds in compliance with their respective terms and conditions and related guidance available as of the date of this Agreement, in each case listed by each tax identification number of each member of the Company Group, as applicable; (ii) each member of the Company Group has used such Stimulus Funds in accordance with applicable Laws and requirements established by any Governmental Authority relating to the Stimulus Funds; (iii) any Stimulus Funds that have not been so used were either refunded to the U.S. Department of Health and Human Services or other applicable Governmental Authority or are being maintained in the bank account(s) of each member of the Company Group and have not been distributed to any person, or otherwise utilized or expended; (iv) at the time of receipt and at the time of attestation, any member of the Company Group that received Stimulus Funds met all eligibility requirements for receiving such Stimulus Funds and any information submitted in connection with any application for such funds was true and accurate in all respects. No member of the Company Group is currently the subject of a material, non-routine audit or to the Company’s Knowledge, investigation or other inquiry by a Governmental Authority with respect to a member of the Company Group’s attestation, receipt or use of any Stimulus Funds. Each member of the Company Group has timely submitted all material documentation and reporting required to date with respect to receipt and retention of the Stimulus Funds.

(j) Each member of the Company Group to the extent required by Law has adopted and implemented a compliance program having the elements of an effective corporate compliance and ethics program identified in USSG s. 8B2.1 and applicable guidance from the OIG and the Department of Justice and, except as would not have or be reasonably be expected to have a Company Material Adverse Effect, has established and maintained policies, procedures and programs reasonably designed to assure that each member of the Company Group is in compliance with all applicable Healthcare Laws. There are no internal investigations or inquiries being currently conducted by any member of the Company Group’s corporate compliance program that would have a Company Material Adverse Effect.

(k) Each member of the Company Group has an effective, written and signed business associate agreement (“BAA”) with each person who is a “business associate” (as defined in 45 C.F.R. § 160.103) of such person or for whom the member of the Company Group serves as a business associate, except as would not be reasonably expected to have a Company Material Adverse Effect. Such BAAs are in compliance with HIPAA in all material respects. Each member of the Company Group, and to the Knowledge of the Company, the other party to such BAA, are in compliance with the terms of the BAA and have not breached the BAA, except as would not be reasonably expected to have a Company Material Adverse Effect. Each member of the Company Group holds all necessary authorizations, consents, permissions and contractual rights necessary to use and disclose “protected health information” (as defined by HIPAA) and de-identified health information in the manner in which it is currently used and disclosed by the Company Group, except as would not be reasonably expected to have a Company Material Adverse Effect.

(l) The Company Group’s operation of each Company Stock Plan and the Care Professionals’ participation in the Company Stock Plans, as applicable, have not caused any member of the Company Group to operate out of material compliance with any Healthcare Laws, including the Stark Law and the Anti-Kickback Statute.

(m) The Company Group has created and maintains two electronic health records systems (the “EHRs”). The EHRs are operated in compliance in all material respects with all applicable Healthcare Laws. The Company has not received written, or, to the Knowledge of the Company, oral notice from any Governmental Authority of any material violation or material deficiency involving either EHR.

SECTION 3.22 Affiliate Transactions. As of the date of this Agreement, there are no transactions, contracts, arrangements, commitments or understandings between (i) the Company or the Company Subsidiaries and (ii) any of the Company’s Affiliates or Affiliated Practices (as applicable) that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act (each an “Affiliate Transaction”).

SECTION 3.23 Board Approvals; Vote Required.

(a) The Company Board, by resolutions duly adopted at a meeting duly called and held (which resolutions, as of the execution and delivery of this Agreement by the parties hereto, have not been rescinded, withdrawn, or modified in a manner adverse to Parent or Merger Sub), unanimously (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) resolved, subject to Section 6.03(e), to recommend adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”), (iv) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders, and (v) assuming the accuracy of the representations and warranties set forth in Section 4.04, took such actions as are necessary to render inapplicable the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the certificate of organization and bylaws of the Company and the Company Subsidiaries, in each case to the extent such restrictions would otherwise be applicable to this Agreement or the Merger.

(b) Assuming the accuracy of the representations and warranties in Section 4.04, the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt this Agreement (the “Company Stockholder Approval”) is the only vote or consent of the holders of any class or series of capital stock or other securities of any member of the Company Group necessary to approve this Agreement and consummate the Transactions.

SECTION 3.24 Takeover Laws. Assuming the accuracy of the representations and warranties in Section 4.04, as of the date of this Agreement, no “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL), or any comparable anti-takeover provisions of the Company Charter or the Company Bylaws, would reasonably be expected to restrict or prohibit the execution of this Agreement, each party performing its obligations hereunder or the consummation of the Transactions. The Company has no “rights plan”, “rights agreement” or “poison pill” in effect.

SECTION 3.25 Opinion of Financial Advisor. The Company Board has received an opinion from Morgan Stanley & Co. LLC (“Morgan Stanley”) (the “Opinion”) to the effect that, as of the date of the Opinion and subject to certain assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Shares (other than Excluded Shares) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, revoked or modified as of the date of this Agreement. It is agreed and understood that the Opinion is for the benefit of the Company Board and may not be relied upon by Parent. Promptly following the execution of this Agreement, the Company shall deliver or make available to Parent a copy of the Opinion for informational purposes only.

SECTION 3.26 Brokers. No broker, finder or investment banker (other than Morgan Stanley pursuant to the engagement letter listed in Section 3.26 of the Company Disclosure Schedule, a true, correct and complete copy of which has been made available to Parent) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.01 Corporate Organization. Each of Parent and Merger Sub is a corporation, in each case, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so existing or in good standing or to have such power and authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions.

SECTION 4.02 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions (subject, in case of the consummation of the Merger, only to the adoption of this Agreement by Merger Sub’s sole stockholder). Parent has or promptly will have taken all necessary action to cause Merger Sub’s sole stockholder to adopt this Agreement promptly following its execution and delivery by the parties hereto. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (subject, in the case of the Merger, to the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

SECTION 4.03 No Conflict; Required Filings and Consents; Agreements.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate the certificate of incorporation or by-laws of Parent or Merger Sub, (ii) assuming that all consents, approvals and other authorizations described in Section 4.03(b) have been obtained and that all filings and other actions described in Section 4.03(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Transactions.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) any filings required under the rules and regulations of NASDAQ, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) the premerger notification and waiting period requirements of the HSR Act, (v) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, and registration, declaration or filing set forth in Section 3.05(b) of the Company Disclosure Schedule, and (vi) any other consent, approval, order, authorization, authority, transfer, waiver, disclaimer, and registration or declaration, which, in each case, if not obtained or made, would not prevent or materially delay consummation of the Transactions.

SECTION 4.04 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries (including Merger Sub) is, and at no time during the last three (3) years has Parent or any of its Subsidiaries (including Merger Sub) been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL). Neither Parent nor any of its Subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company.

SECTION 4.05 Absence of Litigation. There is no Action pending or, to the knowledge of Parent, threatened, against Parent or any of its Affiliates before any Governmental Authority that would reasonably be expected to prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations hereunder. As of the date of this Agreement, neither Parent nor any of its Affiliates is subject to any continuing Order of, or settlement agreement or other similar written agreement with, any Governmental Authority, that would or seeks to prevent or materially delay the consummation of any of the Transactions.

SECTION 4.06 Operations of Merger Sub. Merger Sub is an indirect wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities prior to the date of this Agreement and has conducted its operations only as contemplated by this Agreement.

SECTION 4.07 Financing. Parent has available to it, and at Closing, Parent will have available to it, sufficient immediately available funds to consummate the Transactions, including payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness (including the Convertible Notes) of the Company Group required as a result of the transactions contemplated by this Agreement, and there is no restriction on the use of such cash for such purposes. Parent will have, and shall cause Merger Sub to have, at the Closing, the financial resources and capabilities to fully perform its obligations under this Agreement.

SECTION 4.08 Brokers. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub, all of which fees or commissions, if any, will be paid by Parent.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the time of the execution and delivery of this Agreement on the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), except (x) as required by applicable Law or as expressly prior consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), (y) solely in respect of this Section 5.01(a) and the applicable clauses of Section 5.01(b) set forth in Section 5.01(c), for any actions or the failure to take any action in response to COVID-19 or COVID-19 Measures in accordance with Section 5.01(c), or (z) as expressly required or to the extent permitted by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall, and shall cause the Company Subsidiaries and to the extent permitted by the terms of the applicable Affiliated Practice Documents and subject to applicable Law, cause the Affiliated Practices, to use reasonable best efforts to conduct the businesses of the Company Group only in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to: (i) preserve substantially intact the business organization, assets, properties and business relations of the Company Group, including its material business relationships with customers, Payors, Care Professionals, suppliers, licensors, licensees, advertisers and others having material business dealings with any members of the Company Group, (ii) keep available the services of the Company’s executive officers and, to the extent permitted by the terms of the applicable Affiliated Practice Documents and subject to applicable Law, the Affiliated Practices, in each case on commercially reasonable terms, (iii) maintain in effect all business licenses, permits, consents, franchises and approvals and authorizations necessary for the conduct of the business of the Company Group as conducted on the date hereof, and (iv) maintain relationships of the Company Group with Governmental Authorities that have jurisdiction over its business and operations.

(b) Except as expressly required or to the extent permitted by any other provision of this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule or as required by applicable Law, neither the Company nor any Company Subsidiary shall, and, to the extent permitted by applicable Law and the terms of the Affiliated Practice Documents, the Company and Company Subsidiaries shall cause the Affiliated Practices not to, during the Pre-Closing Period, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(i) amend or otherwise change its certificate of incorporation, by-laws or other similar organizational documents (including the Company Charter and the Company Bylaws);

(ii) issue, sell, dispose of, encumber, or authorize such issuance, sale, disposition or encumbrance of, any shares of any class of share capital of any member of the Company Group, or any other Equity Interests of the Company, any Company Subsidiary or any Affiliated Practice (except for (A) the issuance of Shares issuable pursuant to the vesting, exercise or settlement, as applicable, of Company Stock Options or Company Restricted Stock Unit Awards that are outstanding on the date of this Agreement pursuant to the terms of the applicable Company Stock Options and Company Restricted Stock Unit Awards as in effect immediately prior to the date of this Agreement or upon the conversion of the Convertible Notes pursuant to the Indenture, (B) pursuant to the Purchase Plan (as permitted under Section 2.05) (C) sales of shares to satisfy Tax withholding obligations related to vesting of Company Restricted Stock Unit Awards, (D) authorizations relating to purchases of shares under a Rule 10b5-1 plan, (E) with respect to Equity Interests of any Company Subsidiary, in connection with transactions (1) solely among the Company and one or more of its Subsidiaries or (2) solely among the Company’s wholly owned Subsidiaries, or (F) transfers of interests in Affiliated Practices from one equityholder to another “qualified professional” as reasonably determined by the Company in accordance with the terms of any Affiliated Practice Document);

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital or other Equity Interests, except as required under the Indenture or for dividends or other distributions by any direct or indirect wholly-owned Company Subsidiary to the Company or any other direct or indirect wholly-owned Company Subsidiary in the ordinary course of business;

(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its interests, share capital or other Equity Interests, other than (1) from holders of Company Stock Options in full or partial payment of the exercise price, or (2) in connection with the withholding of Taxes payable by any holder of Company Stock Options or Company Restricted Stock Unit Awards upon the exercise, settlement or vesting thereof, in each case to the extent required or permitted under the terms of such Company Stock Options or Company Restricted Stock Unit Awards or any applicable Plan as of the date hereof;

(v) sell, transfer, allow to lapse, assign, abandon, or otherwise dispose of or encumber, in any material respect, or authorize any of the foregoing with respect to, its properties, assets, operations, businesses, or interests therein (including any Company Intellectual Property) except (A) pursuant to Contracts or Company Leases in force on the date of this Agreement that have been made available to Parent, (B) any such sales, assignments, or other dispositions or encumbrances solely among members of the Company Group, (C) sales, leases, dispositions, pledges or encumbrances of assets (other than Intellectual Property) in the ordinary course of business with an aggregate fair market value of less than $10,000,000 in any twelve (12) month period, or (D) with respect to Intellectual Property, non-exclusive licenses granted in the ordinary course of business;

(vi) enter into, amend, renew (or fail to exercise a renewal option under), modify or terminate a Company Lease with annual lease payments in excess of $500,000, other than any such action with respect to leases for primary care clinics in the ordinary course of business;

(vii) acquire (including by amalgamation, merger, consolidation, or acquisition of Equity Interests or assets or any other business combination) (A) any company, corporation, partnership, other business organization (or any division thereof), other than any such acquisitions for (1) an amount less than $15,000,000 individually (provided that the Company shall use commercially reasonable efforts to provide Parent with written notice prior to individual acquisition for amounts in excess of $10,000,000, including a summary of the material terms and conditions thereof) or $30,000,000 in the aggregate or (2) that would constitute or result in an entry by the Company Group into a line of business other than the provision of (x) primary care or related services, or (y) chronic care services or disease management services that are related to primary care services, or (B) any real property, other than real property less than $2,500,000 in the aggregate;

(viii) (A) except for the Convertible Notes, the Unsecured Loans and borrowings under existing credit facilities as in effect immediately prior to the date of this Agreement, repurchase, prepay or incur any indebtedness for borrowed money or issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any of its debt securities, (B) make any loans, advances or capital contributions to, or investments in, any other person (except loans and advances to any member of the Company Group or any of the Affiliated Practices, in each case in the ordinary course), or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than a guaranty by the Company on behalf of any member of the Company Group), other than in the case of subclauses (A) and (B), loans less than $5,000,000 in the aggregate in any twelve (12) month period;

(ix) enter into, amend in any material respect, waive any material right under, renew or terminate any Material Contract (or any other Contract that would be deemed a Material Contract if it had been entered into prior to the date of this Agreement), other than in the ordinary course of business (except that no Material Contract pursuant to Section 3.15(a)(vi) or Section 3.15(a)(vii) shall be entered into), and provided that entering into, amending, or renewing Contracts in furtherance of actions that are otherwise expressly permitted under this Section 5.01(b) (including as set forth in Section 5.01 of the Company Disclosure Schedule) shall not be deemed to be in violation of this Section 5.01(b)(ix); provided, further, that the Company shall use commercially reasonable efforts to provide Parent with written notice prior to entering into or amending in any material respect any HSP Contract or any Material Affiliated Practice Document, including a summary of the material terms and conditions thereof;

(x) authorize, or make any commitment with respect to, capital expenditures that in the aggregate exceed the annual capital expenditures budget (a copy of which has been set forth in Section 5.01 of the Company Disclosure Schedule) of the Company Group, taken as a whole;

(xi) except as otherwise required under any Plan or other program, policy or arrangement in existence as of the date of this Agreement: (A) increase the compensation payable or to become payable or the benefits provided to any Service Providers with target total annual cash compensation opportunities (i.e., base pay or base rate and short-term cash incentive target amounts) in excess of $300,000, (B) increase in any manner the compensation, benefits, severance or termination pay of any Service Providers with target total annual cash compensation opportunities (i.e., base pay or base rate and short-term cash incentive target amounts) at or below $300,000, in the case of this clause (B), other than in the ordinary course of business consistent with past practice; provided, that (x) any such increase in bonus or incentive payment corresponds to a routine annual salary or base pay increase implemented in the ordinary course of business consistent with past practice or (y) any such bonus (or increase in bonus) or similar incentive payment is awarded in recognition of the recipient’s performance in the ordinary course of business consistent with past practice, (C) establish, adopt, enter into, terminate or amend any Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, for the benefit of any Service Provider, other than amendments that do not materially increase benefits or result in materially increased administrative costs, (D) grant any retention, change of control, severance or termination pay to any current or former Service Provider, (E) loan or advance any money or other property to any current or former Service Provider, (F) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Plan, (G) grant, or amend the terms, of any Company Stock Option, Company Restricted Stock Unit Award, Phantom Award or other equity-based award, or (H) establish, adopt, enter into or amend any collective bargaining agreement;

(xii) hire, promote or, other than in the case of a termination for cause, terminate the employment or service of any Service Provider (or any individual who would be a Service Provider if employed on the date hereof) who is above the level of Vice President;

(xiii) (A) settle (or propose to settle) any Action, other than (1) settlements involving not more than $10,000,000 in monetary damages in the aggregate (net of insurance proceeds) and that do not (x) require any actions or impose any restrictions on the business or operations of the Company Group in any material respect, or after the Effective Time, Parent or its Subsidiaries (other than the Company Group), in any respect, (y) include the admission of wrongdoing by any member of the Company Group, or (z) grant any rights to any Company Intellectual Property, and (2) stockholder litigation, which is the subject of Section 6.11, (B) settle (or propose to settle) any investigation or inquiry by any Governmental Authority, including by entering into any consent decree or other similar agreement, or (C) commence any Action with respect to any material Company Intellectual Property against any third party;

(xiv) (A) change its financial accounting policies or procedures in effect as of December 31, 2021, other than as required by Law or GAAP, or (B) write up, write down or write off the book value of any of its assets, other than (x) in the ordinary course of business or (y) as may be required by Law or GAAP, as approved by the Company’s independent public accountants;

(xv) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, any of the Company Subsidiaries or any Affiliated Practice;

(xvi) (A) change or adopt (or file a request to change or adopt) any material method of Tax accounting or any material Tax accounting period, (B) make, change or rescind any material Tax election, (C) file any material Tax Return relating to the Company, any of the Company Subsidiaries or any Affiliated

Practice that has been prepared in a manner that is inconsistent with past practices, as applicable, (D) settle or compromise any claim, investigation, audit or controversy relating to a material amount of Taxes, (E) surrender any right to claim a material Tax refund, (F) enter into any closing agreement with respect to any material Tax, (G) waive or extend the statute of limitations with respect to any Tax Return other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business, (H) file any amended material Tax Return, (I) create an entity outside of the United States that is (x) a direct Subsidiary of the Company or any of its domestic Subsidiaries and (y) treated as a “disregarded entity” or partnership for U.S. federal income tax purposes or (J) knowingly create a permanent establishment outside of the Company or any Company Subsidiary’s place of incorporation or formation;

(xvii) cancel or terminate any insurance policies or fail to keep in force insurance policies with respect to the assets, operations, and activities of the Company Group that are consistent in all material respects with the insurance policies with respect to the assets, operations, and activities of the Company Group that are currently in effect as of the date hereof, other than in the ordinary course of business;

(xviii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

(xix) agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

(c) Notwithstanding the foregoing or anything to the contrary in this Agreement, clause (y) of Section 5.01(a) shall only be applicable to (i) Section 5.01(a) and Sections 5.01(b)(ix), 5.01(b)(x), 5.01(b)(xi) and 5.01(b)(xii) and (ii) to the extent that either (x) such action or the failure to take such action in response to COVID-19 Measures is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with such COVID-19 Measures or (y) such action or the failure to take such action in response to COVID-19 is reasonably determined by the Company to be necessary in response to COVID-19 in order to maintain and preserve in all material respects the business organization, assets, properties and business relations of the Company and its Subsidiaries, taken as a whole; provided, however, that the Company as promptly as practicable shall give Parent prior written notice of any such act or failure to act to the extent reasonably practicable, which notice shall describe in reasonable detail the act or failure to act and the reason(s) that such act or failure to act is being taken, or omitted to be taken, pursuant to this paragraph and take into account in good faith the reasonable suggestions of Parent with such actions or failures to act to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after such act or failure to act.

SECTION 5.02 Control of Operations. Without limiting Section 5.01, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, including Section 5.01, control and supervision over such matters.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01 Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, and in any event within twenty (20) days, the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement, and each covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement. As soon as reasonably practicable after the date hereof, the Company shall set a preliminary record date for the Company Stockholders’ Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act and shall if necessary commence additional broker searches and/or adjust the preliminary record date as may be necessary to ensure that the record date can be set on a date that is as promptly as reasonably practicable after the Proxy Statement Clearance Date. As promptly as reasonably practicable after the Proxy Statement Clearance Date, the Company shall establish a record date for the Company Stockholders’ Meeting and shall commence mailing the definitive Proxy Statement to the Company’s stockholders. Except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03(e), the Proxy Statement shall include the Company Board Recommendation without any change or qualification. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide Parent with a copy of all written correspondence between the Company or any Representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC and disseminating to holders of Shares and reasonable opportunity to review and comment on all responses to requests for additional information, and shall accept all changes suggested by Parent in good faith unless it would be unreasonable to do so. If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC by the Company and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b) Unless this Agreement is terminated pursuant to Section 8.01, the Company shall, as promptly as reasonably practicable after the Proxy Statement Clearance Date, duly call, give notice of, convene and hold the Company Stockholders’ Meeting; provided that the Company Stockholders’ Meeting shall not be initially scheduled to occur later than forty-five (45) days following the Proxy Statement Clearance Date (unless the Company’s nationally recognized proxy solicitor advises that forty-five (45) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Company Stockholder Approval, in which case, such later date to which Parent consents (such consent not to be unreasonably delayed, conditioned or withheld)). The Company shall not, without the consent of Parent, adjourn or postpone, cancel, recess or reschedule, the Company Stockholders’ Meeting; provided, however, that the Company may postpone or adjourn the Company Stockholders’ Meeting: (i) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) if a quorum has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith after consultation with outside counsel is advisable under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to Company Stockholders’ Meeting; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent the Company reasonably believes the requisite Company Stockholder Approval would not otherwise be obtained; or (v) if required by Law; provided, however, that in the case of clauses (ii), (iii), (iv) and (v), the Company Stockholders’ Meeting shall not be postponed or adjourned (A) to a date later than the fifth (5th) Business Day preceding the Outside Date (as it may be extended pursuant to Section 8.01(b)), (B) for more than ten (10) Business Days in each instance or twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting, in each case, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (C) if such postponement or adjournment would require a change to the record date for the Company Stockholders’ Meeting.

(c) The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, and to take all other actions necessary or advisable to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, if, at the time of the originally scheduled date of the Company Stockholders’ Meeting, a quorum has not been established or the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, then the Company shall, at the request of Parent (to the extent permitted by Law), adjourn the Company Stockholders’ Meeting to a date specified by Parent; provided that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholders’ Meeting more than two times or for more than twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting, and provided that no postponement or adjournment shall be required if it would require a change to the record date for the Company Stockholders’ Meeting. Without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the adoption of this Agreement, the approval of the Transactions and matters related to this Agreement and the Transactions shall be the only matters that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders’ Meeting. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article VIII, the Company’s obligations to hold the Company Stockholders’ Meeting pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by any Adverse Recommendation Change.

SECTION 6.02 Access to Information; Confidentiality.

(a) Except as otherwise prohibited by applicable Law or as would be reasonably expected to violate or result in the loss of any attorney-client (or other legal) privilege, during the Pre-Closing Period, the Company shall (and, shall cause each other member of the Company Group to, subject to the Company’s right to do so under the Affiliated Practice Documents), at Parent’s expense, under the supervision of appropriate personnel of the Company Group and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company Group or create material risk of damage or destruction to any material assets or property: (i) provide to Parent and its Representatives reasonable access, during normal business hours and upon reasonable prior notice to the Company by Parent, to the officers, Employees, agents, properties, offices and other facilities of the Company Group and to the books and records thereof, and (ii) furnish as promptly as practicable to Parent such information concerning the business, operations, properties, Contracts, assets, liabilities, personnel and other aspects of the Company Group as Parent or its Representatives may reasonably request, including, in the case of each of clauses (i) and (ii), as set forth on Section 6.02(a) of the Company Disclosure Schedule; provided that if such access or disclosure (x) is prohibited by applicable Law, the Company and the Company Subsidiaries shall, and the Company shall cause the Affiliated Practices to (subject to the Company’s right to do so under the Affiliated Practice Documents), use their respective reasonable best efforts to provide such access or disclosure in a manner that does not violate Law or (y) would result in a loss of such privilege, the Company and the Company Subsidiaries shall, and the Company shall cause the Affiliated Practices to (subject to the Company’s right to do so under the Affiliated Practice Documents), use their respective reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result in a loss of such privilege, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that would alleviate such loss of privilege.

(b) All information obtained by Parent, Merger Sub or its or their Representatives pursuant to this Section 6.02 shall be kept confidential in accordance with the confidentiality agreement, dated October 14, 2015, as amended by the confidentiality supplement and amendment, dated April 24, 2022 (collectively, the “Confidentiality Agreement”), between Parent and the Company; provided that (i) nothing in the Confidentiality Agreement shall restrict Parent’s or Merger Sub’s ability to take any of the actions expressly contemplated by this Agreement and (ii) in the event that the Company effects an Adverse Recommendation Change of a type described in Section 6.03(e)(i), the restrictions set forth in paragraphs 4 (including (a) through (d)) through 9 of the confidentiality supplement and amendment to the Confidentiality Agreement shall terminate and cease to apply to Parent and its Representatives and Affiliates

(including Merger Sub). The Company and Parent hereby agree, in accordance with Section 11 of the Confidentiality Agreement, that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended by the provisions of this Section 6.02(b). If the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect.

(c) No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

SECTION 6.03 No Solicitation.

(a) Except as expressly permitted by this Section 6.03, the Company shall, and shall cause the Company Subsidiaries to, and shall instruct (and use its reasonable best efforts to cause) the Representatives of the Company to, immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal, or any inquiry, expression of interest, proposal, discussion, negotiations or offer that would reasonably be expected to lead to an Acquisition Proposal, and within two (2) Business Days after the date hereof, shall request the prompt return or destruction of all Company confidential information previously furnished to any such person who executed a confidentiality agreement since July 20, 2021 with the Company in connection with its consideration of an Acquisition Proposal and immediately terminate all access to any physical and electronic data room containing the Company’s confidential information granted to any person, its Affiliates or Representatives in connection with a possible Acquisition Proposal. During the Pre-Closing Period, the Company shall not, and shall cause each of the Company Subsidiaries not to, terminate, waive, amend or modify any confidentiality or standstill provision of any existing standstill or confidentiality agreement to which it or any of the Company Subsidiaries is a party; provided, however, that the Company may grant a waiver of, and shall not be obligated to enforce, any such provision in the event that (i) doing so is required to permit a party to confidentially submit an Acquisition Proposal, (ii) the Company Board (or any committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (iii) the Company promptly (and in any event within 24 hours) notifies Parent of any such waiver, amendment or release and (iv) such waiver, amendment or release is effective only upon Parent’s receipt of such notice.

(b) Except as expressly permitted by this Section 6.03, during the Pre-Closing Period, the Company agrees that it shall not and shall cause each Company Subsidiary and any of the officers, directors or employees of it or any Company Subsidiary not to, and shall instruct the other Representatives of the Company not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries or the implementation or submission of any Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an Acquisition Proposal except to notify such person of the existence of this Section 6.03(b) and to clarify the terms of any such unsolicited Acquisition Proposal, (iii) otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an Acquisition Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal, (iv) take any action to exempt any person (other than Parent and its Subsidiaries) from the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the certificate of organization or bylaws of the Company or the Company Subsidiaries, or (v) execute or enter into any Acquisition Agreement; provided that, notwithstanding the foregoing, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement, solely to the extent necessary to allow a confidential Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof) so long as (x) the Company Board has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law and (y) the Company promptly (and in any event within 24 hours) notifies Parent of any such waiver, amendment or release; provided, however, that, prior to the receipt of the Company Stockholder Approval, nothing contained in this Section 6.03 shall prevent the Company or the Company Board (or any committee thereof) from furnishing information to, or engaging in negotiations or discussions with, any person that after the date of this Agreement made a bona fide written Acquisition Proposal, which Acquisition Proposal did not result from a breach (or a deemed breach) of this Section 6.03, if, and only if, prior to taking such action referred to in clauses (ii) and (iii) of this Section 6.03(b) (except that the Company or its Representatives may notify any person of the existence of this Section 6.03(b), (A) the Company Board (1) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is, or would reasonably be expected to result in, a Superior Proposal, and (2) determines in good faith (after consultation with outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law, (B) the Company provides written notice to Parent of the determination referenced in clause (A) promptly (and in any event within 24 hours of such determination), and (C) the Company receives or has received from such person an executed Acceptable Confidentiality Agreement. The Company shall deliver to Parent a copy of any executed Acceptable Confidentiality Agreement entered into after the date hereof promptly (and in any event within 24 hours) following its execution. The Company shall provide any non-public information concerning the Company or any of the Company Subsidiaries provided by the Company or any Company Subsidiary to any person entering into an Acceptable Confidentiality Agreement pursuant to this Section 6.03(b) that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such person.

(c) The Company shall promptly (and in any event within 24 hours after knowledge of receipt by an executive officer or director of the Company) (i) provide Parent written notice of (A) the receipt of any Acquisition Proposal (including any modification in any material respect thereto) or (B) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or, any Representatives of the Company concerning, or that would reasonably be expected to lead to, an Acquisition Proposal and (ii) disclose to Parent the identity of such person making, and an unredacted copy of, any such Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, if made orally, a reasonably detailed description of such Acquisition Proposal, inquiry, offer, proposal or request). The Company will, promptly upon receipt or delivery thereof (and in any event within 24 hours), provide Parent (and its outside counsel) with copies of all drafts and final versions of definitive or other agreements including schedules and exhibits thereto relating to such Acquisition Proposal, in each case exchanged between the Company or any of its Representatives, on the one hand, and the person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company will, in person or by telephone, keep Parent reasonably informed on a prompt (and in any event within 24 hours of such event) basis of the status and details (including with respect to any change in price or other amendments) of any such Acquisition Proposal or other inquiry, offer, proposal or request concerning an Acquisition Proposal. The Company shall promptly, and in any event within 24 hours, following a determination in good faith by the Company Board (or any committee thereof) after consultation with its outside legal counsel and financial advisor that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

(d) Except as expressly set forth in Section 6.03(e), during the Pre-Closing Period, neither the Company nor the Company Board (or any committee thereof), as applicable, shall, and neither shall publicly propose to: (i) withhold, withdraw or qualify (or modify or amend in a manner adverse to Parent or Merger Sub) the Company Board Recommendation; (ii) approve, recommend or otherwise declare advisable any Acquisition Proposal; (iii) enter into any Acquisition Agreement; (iv) refrain from recommending against any Acquisition Proposal that is a tender offer or exchange offer within the earlier of (x) ten (10) Business Days after the commencement thereof and (y) the third (3rd) Business Day prior to the date of the Company Stockholders’ Meeting (but only if the commencement is prior to such date), (v) after public announcement of an Acquisition Proposal by the third party making such Acquisition Proposal (other than an Acquisition Proposal subject to Regulation 14D under the Exchange Act), fail to publicly affirm the Company Board Recommendation within the earlier of (x) five (5) Business Days after a written request by Parent to do so and (y) by the close of business on the second Business Day immediately preceding the scheduled date of the Company Stockholders’ Meeting after a written request by Parent to do so) (it being understood that the Company will have no obligation to make such reaffirmation on more than one occasion with respect to any such Acquisition Proposal), or (vi) authorize, commit, resolve or agree to take any such actions (any such action, other than those set forth in the preceding clause (iii), an “Adverse Recommendation Change”).

(e) Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Company Stockholder Approval, the Company Board (i) may effect an Adverse Recommendation Change and (ii) may, in respect of the immediately following clause (x), cause the Company to terminate this Agreement by written notice to Parent of such termination (with respect to this clause (ii), so long as, prior to or substantially concurrently with, and as a condition to the effectiveness of, such termination, the Company pays to Parent the Company Termination Fee) if (x) the Company receives a written Acquisition Proposal that did not result from a breach (or deemed breach), of this Section 6.03 that the Company Board determines in good faith (after consultation with its outside legal and financial advisors) is a Superior Proposal and determines in good faith (after consultation with outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law or (y) an Intervening Event occurs and as a result thereof the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; provided that

(i) prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal or to terminating this Agreement pursuant to Section 8.01(f), (A) the Company has notified Parent in writing that it intends to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(f) (which notice shall not constitute an Adverse Recommendation Change), (B) the Company has provided Parent a summary of the material terms and conditions of such Acquisition Proposal, which shall include (at a minimum) all of the information that is specified in Section 6.03(c), (C) if requested to do so by Parent, for a period of five (5) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company reasonably available to discuss and negotiate in good faith, with Parent and its Representatives, any bona fide proposed modifications to the terms and conditions of this Agreement or any new proposal made by Parent in good faith; and (D) no earlier than the end of such five (5) Business Day period, the Company Board (after consultation with outside legal counsel and financial advisor), shall have determined in good faith, after considering the terms of any such proposed amendment or modification to this Agreement or new proposal proposed by Parent during such five (5) Business Day period, that such Superior Proposal still constitutes a Superior Proposal and that the failure to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(f) in connection therewith would be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any change to the material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices references herein to a “five (5) Business Day period” shall be deemed to be references to a “three (3) Business Day period”); and

(ii) prior to effecting such an Adverse Recommendation Change with respect to an Intervening Event, (A) the Company has notified Parent in writing that it intends to effect such an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change, (B) if requested to do so by Parent, for a period of five (5) Business Days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company reasonably available to discuss and negotiate in good faith, with Parent and its Representatives any bona fide proposed modifications to the terms and conditions of this Agreement or new proposal made by Parent in good faith and (C) no earlier than the end of such five (5) Business Day period, the Company Board shall have determined in good faith following consultation with its outside legal counsel and financial advisor, after considering the terms of any such proposed amendment or modification to this Agreement or new proposal proposed by Parent during such five (5) Business Day period, that the failure to effect an Adverse Recommendation Change would still be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(f) Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9, Item 1012(a) of Regulation M-A promulgated under the Exchange Act or Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any disclosure to the Company’s stockholders if the Company Board determines (after consultation with outside legal counsel) that its failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 6.03(e). For the avoidance of doubt, a factually accurate public statement that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto (without including a reaffirmation) shall not be deemed an Adverse Recommendation Change as long as it is accompanied by a statement reaffirming the Company Board Recommendation.

(g) Except as set forth in Section 8.03(d) with respect to an Acquisition Proposal, for purposes of this Agreement:

(i) “Acquisition Proposal” means any bona fide written proposal or offer from any person or group (other than Parent or any of its Subsidiaries) after the date of this Agreement relating to, in a single transaction or series of related transactions (such transaction or transactions, an “Acquisition Transaction”): (1) any direct or indirect acquisition of, individually or in the aggregate, (A) more than 20% of the assets (based on the fair market value on a consolidated basis) of the Company and its Subsidiaries, taken as a whole, including in any such case through the acquisition of one or more Company Subsidiaries owning such assets, or (B) more than 20% of the outstanding Company Common Stock (or any Equity Interests convertible into, or exchangeable for, such Company Common Stock); (2) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the shareholders of any person or group) beneficially owning more than 20% of the outstanding Company Common Stock or securities of any Company Subsidiaries with respect to which more than 20% of the net revenue, income, or assets (based on fair market value on a consolidated basis) of the Company and the Company Subsidiaries is attributable, taken as a whole; or (3) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company which would result in any person or group (or the shareholders of any person or group) beneficially owning, directly or indirectly, more than 20% of the outstanding Company Common Stock or more than 20% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power). Whenever the term “group” is used in this Agreement, it shall have the definition set forth in Rule 13d-3 of the Exchange Act.

(ii) “Intervening Event” means any material event, circumstance, change, effect, development or condition (other than an Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal) that was not known or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement); provided, that in no event shall any of the following constitute or be deemed to be an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal, (B) changes in the stock price of the Company, (C) any breach by the Company of this Agreement or (D) the fact, in and of itself, that the Company exceeds internal or published projections (it being understood, however, that the facts or causes underlying or contributing to any of the matters described in the preceding clause (B) or (D) may be taken into account for purposes of determining whether an Intervening Event has occurred).

(iii) “Superior Proposal” means any bona fide written Acquisition Proposal made by any person or group (other than Parent or any of its Subsidiaries) after the date of this Agreement, which Acquisition Proposal did not result from a breach (or deemed breach) of this Section 6.03 that (A) would result in such person or group (or in the case of a direct merger between such person and the Company, the shareholders of such person) acquiring, directly or indirectly, more than 50% of the outstanding Shares or all or substantially all of the assets of the Company Group, taken as a whole, (B) is on terms that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal that the Company Board deems relevant) are more favorable to the Company’s stockholders from a financial point of view than the Merger and the transactions contemplated by this Agreement (taking into account any bona fide proposed amendment or modification (or new proposal) proposed by Parent pursuant to Section 6.03(e)(i)), and (C) the Company Board determines (after consultation with its financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects (including certainty of closing, certainty of financing and the identity of the person making the Acquisition Proposal) of such proposal that the Company Board deems relevant.

(h) It is understood that for all purposes of this Agreement, in the event that any Representative of the Company Group takes any action which, if taken by the Company, would constitute a breach of this Section 6.03, such action shall be deemed to be a breach of this Section 6.03 by the Company.

SECTION 6.04 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of the Company and the Company Subsidiaries under (i) the certificate of incorporation and bylaws (or similar organizational documents) of the Company or Company Subsidiary in effect as of the date of this

Agreement and (ii) any and all indemnification agreements between the Company or any Company Subsidiary and any of their respective present or former directors and officers (collectively, the “Indemnified Parties”), and such indemnification agreements shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties, except, in each case, to the extent required by applicable Law. In addition, except to the extent required by applicable Law, the certificate of incorporation and by-laws of the Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Company Charter or the Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties, and any claim made pursuant to such rights within such six (6) year period shall continue to be subject to this Section 6.04(a) and the rights provided under this Section 6.04(a) until disposition of such claim.

(b) For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Company to, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts incurred by that Indemnified Party in connection with any Action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as (or the fact that such person is or was) a director or officer of the Company or any Company Subsidiary, on or before the Effective Time, and to the fullest extent permitted by Law, the Surviving Company shall pay, within fifteen (15) days after receipt by Parent of a written request by an Indemnified Party or its representative, all costs and expenses of such Indemnified Party in connection with matters for which such Indemnified Party is eligible to be indemnified pursuant to this Section 6.04(b) in advance of the final disposition of any such Action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in a final and non-appealable judgment by a court of competent jurisdiction in accordance with applicable Law that such Indemnified Party is not entitled to indemnification under this Section 6.04(b). In the event of any such Action, (i) subject to the undertaking described in the previous sentence, the Surviving Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received, (ii) neither Parent nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any pending or threatened Action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action and does not contain an admission of fault or wrongdoing or such Indemnified Party otherwise consents, and (iii) Parent and the Surviving Company shall cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Company shall be liable for any settlement effected without the Surviving Company’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that, in the event that any claim for indemnification is asserted or made within such six (6)-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The rights of each Indemnified Party under this Section 6.04(b) shall be in addition to any rights such person may have under the certificate of incorporation or bylaws (or similar organizational documents) of the Company and the Surviving Company or any of their Subsidiaries, or under any Law or under any indemnification agreement of any Indemnified Party with the Company or any Company Subsidiary.

(c) Prior to the Effective Time, the Company shall cause to be obtained, effective at the Effective Time, “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope (including with respect to coverage and deductibles) at least as favorable as the Company’s existing policies as of immediately prior to the Effective Time for claims arising from facts or events that occurred on or prior to the Effective Time. If for any reason the Company fails to obtain such “tail” insurance policies as of the Effective Time, Parent shall cause the Surviving Company to maintain in effect for six (6) years from the Effective Time, the current directors’ and officers’ liability insurance policies maintained by the Company as of immediately prior to the Effective Time. Notwithstanding the foregoing, the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are substantially similar with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Company or the Surviving Company, as applicable, be required to expend pursuant to this Section 6.04(c) more than an amount per year equal to 300% of current aggregate annual premiums paid by the Company for such insurance; provided further that in the event of an expiration, termination or cancellation of such current policies, Parent shall cause the Surviving Company to obtain policies that provide as much coverage as is reasonably possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.

(d) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.04.

(e) Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 6.04.

(f) The provisions of this Section 6.04 shall survive the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their successors, assigns and heirs (each of whom shall be third party beneficiaries of this Section 6.04) and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Unless required by applicable Law, this Section 6.04 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Parties.

SECTION 6.05 Employee Benefits Matters.

(a) Parent hereby agrees that, for a period of one (1) year immediately following the Effective Time, it shall, or it shall cause the Surviving Company and its Subsidiaries to and to the extent permitted by the terms of the applicable Affiliated Practice Documents and subject to applicable Law, cause the Affiliated Practices to, provide each employee of the Company and each employee of each of the Company Subsidiaries and each employee of each of the Affiliated Practices as of the Effective Time who continue to be employed after the Effective Time (other than those employees covered by a collective bargaining agreement, each, an “Employee”) with (i) guaranteed cash payments and annual target cash bonus opportunities under the Company’s Annual Incentive Plan and target commissions opportunities (excluding retention, change in control and equity-based compensation) that are no less favorable than such Employee’s guaranteed cash payments and annual target cash bonus opportunities under the Company’s Annual Incentive Plan and target commissions opportunities immediately prior to the Effective Time, (ii) and employee benefits (excluding any equity and long-term cash incentive compensation, defined benefit pension and post-employment health and welfare benefits) that are substantially comparable in the aggregate to those provided to such Employees immediately prior to the Effective Time. From and after the Effective Time, Parent shall cause the Surviving Company and its Subsidiaries to honor in accordance with their terms, all Contracts of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time that are with any current or former Employees or directors of the Company or any Company Subsidiary, including the Company’s change in control severance plan and arrangements.

(b) Parent shall use commercially reasonable efforts to cause Employees to receive service credit for service accrued or deemed accrued on or prior to the Effective Time with the Company, any Company Subsidiary, any Affiliated Practice and all Affiliates for purposes of eligibility to participate, vesting and benefit accrual (but excluding benefit accruals under any defined benefit pension plan and excluding for purposes of qualifying for subsidized early retirement benefits or retiree medical benefits) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Company or any of their respective Subsidiaries under which each Employee may be eligible to participate on or after the Effective Time (each, a “Parent Plan”) to the same extent recognized by the Company or any of the Company Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit for the same period of service. In addition, Parent shall use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions, exclusions, actively-at work requirements and waiting periods under any Parent Plan, except to the extent such condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable plan of the Company and the Company Subsidiaries prior to the Effective Time and use commercially reasonable efforts to recognize, for purposes of the annual deductible and out-of-pocket limits under its medical and dental plans, the deductible and out-of-pocket expenses paid by Employees and their covered dependents in the calendar year in which the Effective Time occurs.

(c) If requested by Parent in writing no later than ten (10) calendar days prior to the Effective Time, the Company shall, or shall cause its applicable Affiliate to, (i) adopt resolutions to terminate the Company 401(k) Plans, effective no later than the day immediately preceding the Effective Time and (ii) provide Parent with evidence that the Company 401(k) Plans have been terminated, with the termination of the Company 401(k) Plans effective no later than the day immediately preceding the Closing Date, pursuant to a duly adopted resolution of the Company or its applicable Affiliate (the form and substance of which shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld, conditioned or delayed) no later than the day immediately preceding the Effective Time. Parent shall take all commercially reasonable steps necessary to permit each eligible Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Company 401(k) Plans, if any, to roll such eligible rollover distribution (including any associated plan loans) into an account under the Parent 401(k) Plan, in accordance with and subject to the terms of the Parent 401(k) Plan and the Code.

(d) Parent shall honor the payments set forth on Section 6.05(d) of the Company Disclosure Schedule.

(e) Nothing contained in this Agreement is intended to be treated as an amendment to any Plan or any employee benefit plan or arrangement of Parent or any of its Affiliates, or to create any third-party beneficiary rights in any Service Provider, any beneficiary or dependent thereof, or any collective bargaining representative thereof. Nothing contained herein, express or implied, shall (i) alter or limit the ability of Parent or the Surviving Company or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (ii) create any rights to continued employment or service with Parent, the Surviving Company or any Company Subsidiary or Affiliated Practice or any of their respective Affiliates or in any way limit the ability of Parent, the Surviving Company or any Company Subsidiary or Affiliated Practice or any of their respective Affiliates to terminate the employment or service of any Service Provider at any time and for any reason.

SECTION 6.06 Further Action.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts (subject to compliance with applicable Law) to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including (i) using reasonable best efforts to promptly obtain all authorizations, consents, Orders, approvals, licenses, permits and waivers of all Governmental Authorities that may be or become necessary for the performance of its obligations pursuant to this Agreement, (ii) cooperating fully with the other party in promptly seeking to obtain all such authorizations, consents, Orders, approvals, licenses, permits and waivers, (iii) providing such other information to any Governmental Authority as such Governmental Authority may lawfully request in connection herewith and (iv) using reasonable best efforts to give any notices to non-Governmental Authority third parties and to obtain any consents, approvals or waivers from non-Governmental Authority third parties that are necessary, proper or advisable to consummate the Transactions or disclosed as such in the Company Disclosure Schedule, in each case, as promptly as reasonably practicable following the date hereof (it being understood and agreed that the parties shall coordinate and cooperate in determining which of such notices to non-Governmental Authority third parties they shall give and which consents, approvals or waivers from non-Governmental Authority third parties they will seek to obtain); provided that, notwithstanding the foregoing, none of the Company, any Company Subsidiary, Affiliated Practice or Parent or any Subsidiary of Parent shall be required to make any payments or concessions in connection with the fulfillment of its obligations under this Section 6.06(a)(iv) and that neither the Company nor any Company Subsidiary or Affiliated Practice shall pay any consideration or make any agreements or commitments in connection with any such necessary consents, approvals or waivers without the prior written consent of Parent. Each of the parties shall, upon reasonable request by the other party, use reasonable best efforts to furnish the other party with all material information concerning itself, its Subsidiaries, its business and operations as may be reasonably necessary or advisable in connection with obtaining any such non-Governmental Authority third party consent, approval or waiver identified in the foregoing sentence; provided that if such disclosure (x) is prohibited by applicable Law, the parties shall use their respective reasonable best efforts to provide such information in a manner that does not violate Law or (y) would result in a loss of such privilege, parties shall use their respective reasonable best efforts to allow for such disclosure (or as much or it as possible) in a manner that would not result in a loss of such privilege, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that would alleviate such loss of privilege. No later than ten (10) Business Days following the date of this Agreement (unless a longer period is considered advisable and agreed to by Parent and the Company), each party shall make its respective filing, if necessary, pursuant to the HSR Act with respect to the Transactions and shall supply as promptly as reasonably practicable thereafter to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to make as promptly as practicable after the date of this Agreement its respective filings and notifications, if any, under any other applicable Healthcare Law or Permit, and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the applicable Healthcare Law. Each party will promptly notify the other of any notice from any person or Governmental Authority alleging that the consent of such person is or may be required in connection with the Transactions.

(b) Without limiting the generality of the undertaking of the parties pursuant to Section 6.06(a), each party hereto shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts, and take any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Law or Healthcare Law that may be asserted by any Governmental Authority so as to enable the parties hereto to consummate the Transactions prior to the Outside Date; provided, however, that notwithstanding the foregoing or anything else contained in this Agreement, (i) neither Parent nor the Company (nor any of their respective Subsidiaries or Affiliates) shall be required to sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner or to agree to any restriction or condition with respect thereto, or agree to sell, hold separate or otherwise dispose of or conduct their business (or, following the Closing, the combined business) in a specified manner or to agree to any restriction or condition with respect thereto, or enter into or agree to enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement or to agree to any restriction or condition, in each case, with respect to the assets, operations or conduct of their business (or, following the Closing, the combined business) in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Subsidiaries or Affiliates (provided that the Company shall agree to take (and shall take) any such action with respect to the Company and the Company Subsidiaries and the Company’s Affiliates to the extent (x) the Company is requested in writing to do so by Parent and (y) such action is only binding on or otherwise applicable to the Company from and after the Effective Time and in the event that the Closing occurs) and (ii) Parent shall not be required to commit to provide prior notice to, or seek prior approval from, any Governmental Authority with respect to any future transaction. In addition, the parties hereto shall defend through litigation on the merits any claim asserted in court by any Governmental Authority or any other person under Antitrust Laws in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing prior to the Outside Date.

(c) Each party shall keep the other parties apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Transactions, including promptly notifying the other parties hereto of any communication it or any of its Affiliates receives from any Governmental Authority relating to any review or investigation of the Transactions under the HSR Act or any other applicable Antitrust Laws and shall permit the other parties to review in advance (and to consider any comments made by the other party in relation to) any proposed communication by such party to any Governmental Authority relating to such matters. None of the parties hereto shall agree to participate in any meeting, telephone call or discussion with any Governmental Authority in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting, telephone call or discussion. The parties hereto will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing. The parties hereto shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding anything to the contrary contained in this Agreement, Parent shall, after consultation with the Company and consideration of the Company’s views in good faith, have the right to direct, devise, and implement the strategy for obtaining any necessary approval of, for responding to any request from, inquiry by, or investigation by (including directing the timing, nature, and substance of all such filings or responses), for the determination of any actions to be taken under Section 6.06(b), and for leading all meetings and communications with any Governmental Authority that has authority to enforce any Antitrust Law, including with respect to any determination to (i) commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or (ii) withdraw and refile any Notification and Report forms pursuant to the HSR Act (i.e., “pull and refile”).

SECTION 6.07 Obligations of Parent and Merger Sub. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Promptly following the execution of this Agreement, Parent shall cause the sole stockholder of Merger Sub to execute and deliver a consent as sole stockholder of Merger Sub adopting this Agreement in accordance with the DGCL and provide a copy of such consent to the Company.

SECTION 6.08 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter until the Effective Time, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue any press release or make any other public announcement or public statement with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent (i) the press release, public announcement or public statement contains information that is consistent with the press release referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 6.08 or (ii) public disclosure is required by applicable Law or the requirements of NASDAQ, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any press release or making any such public announcements or public statements, except with respect to the matters described in, and subject to the requirements of, Section 2.08, Section 6.03 (solely in the event of an Adverse Recommendation Change), Section 8.01 and Section 8.03 or in connection with any dispute between the parties hereto regarding this Agreement.

SECTION 6.09 Transfer Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value-added, use, real property transfer or gains and any similar Taxes which become payable in connection with the Transactions. Notwithstanding anything to the contrary herein, the Surviving Company agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value-added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions.

SECTION 6.10 Stock Exchange De-Listing. Parent shall cause the Surviving Company’s securities to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time and, prior to the Effective Time, the Company shall reasonably cooperate with Parent in connection therewith.

SECTION 6.11 Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of any Action brought by the Company’s stockholders or other persons against the Company or any of its directors, officers or Representatives arising out of or relating to this Agreement or the Transactions. Without limiting the preceding sentence, the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such Action, and the right to consult on the settlement with respect to, or other actions intended to moot, such Action, and the Company will in good faith take such comments into account, and, no such settlement or mooting action shall be proposed or agreed to without Parent’s prior written consent (which, except in the case of a settlement that includes an admission of fault, shall not be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such Action and shall keep Parent reasonably and promptly informed with respect to the status thereof.

SECTION 6.12 Takeover Laws. If any “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL) (“Takeover Laws”) becomes or is deemed to be applicable to this Agreement or the Transactions, then the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing.

SECTION 6.13 Notification of Certain Matters. Parent and the Company shall each give prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any written notice to the receiving party from any third person alleging that the consent or approval of such third person is or may be required in connection with the Transactions and the pursuit of such consent could (in the good faith determination of such party) reasonably be expected to prevent or materially delay the consummation of the Transactions; (ii) receipt of any notice or other communication from any Governmental Authority or NASDAQ (or any other securities market) in connection with the Transactions; or (iii) the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the Transactions or (B) result in the failure of any condition set forth in Article VII to be satisfied. The Company shall use commercially reasonable efforts to provide Parent with prompt written notice following the knowledge of any Company officer of the occurrence of any of the events set forth on Section 6.13 of the Company Disclosure Schedule arising after the date of this Agreement. In no event shall (x) the delivery of any notice by a party pursuant to this Section 6.13 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty or to be deemed to be making any representation or warranty.

SECTION 6.14 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.15 Unsecured Loans. During the Pre-Closing Period, Parent shall provide the Company with senior unsecured loans from time to time in an amount no greater than the maximum amount set forth on Section 6.15 of the Company Disclosure Schedule and otherwise on the terms set forth in Section 6.15 of the Company Disclosure Schedule and such other terms as the parties mutually agree (the “Unsecured Loans”). Promptly following the date of this Agreement (and in any event no later than November 15, 2022), the parties shall use their respective commercially reasonable efforts to negotiate and finalize definitive documentation evidencing the Unsecured Loans reflecting the terms set forth on Section 6.15 of the Company Disclosure Schedule and such other terms as the parties mutually agree (the “Definitive Financing Documentation”).

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the Department of Justice Antitrust Division or the Federal Trade Commission not to consummate the Transactions shall have expired or been terminated.

SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) of the following additional conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company in Section 3.01(a) and (b), Section 3.02, Section 3.03, Section 3.04, Section 3.22, Section 3.23, Section 3.24, Section 3.25 and Section 3.26 shall, if qualified by materiality or “Company Material Adverse Effect” be true and correct in all respects, or if not so qualified, be true and correct in all material respects (except for the representations and warranties of the Company in (x) Section 3.03(a), which shall be true and correct in all respects, and (y) Section 3.03(b), which shall be true and correct in all respects, except for de minimis deviations), in each case, as of the date of this Agreement and the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), and (ii) each of the other representations and warranties contained in Article III (disregarding all qualifications set forth therein relating to “materiality”, “Company Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (ii) to be so true and correct would not have or be reasonably be expected to have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.

(d) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(c).

SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in Article IV (disregarding all qualifications set forth therein relating to “materiality” or “material adverse effect” or other qualifications based on the word “material” or similar phrases) shall have been true and correct as of the date of this Agreement as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the Transactions or have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the other Transactions.

(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Company Board or Parent Board (as applicable) of the terminating party or parties, notwithstanding any prior adoption of this Agreement by the stockholders of the Company, as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Effective Time shall not have occurred on or before July 20, 2023 (the “Outside Date”); provided, however, that if on the Outside Date any of the conditions set forth in Section 7.01(b) (to the extent relating to the matters set forth in Section 7.01(c)) or Section 7.01(c) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived or shall then be capable of being satisfied if the Closing were to take place on such date, then the Outside Date shall be automatically extended to January 22, 2024; provided further that if on such extended Outside Date any of the conditions set forth in Section 7.01(b) (to the extent relating to the matters set forth in Section 7.01(c)) or Section 7.01(c) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived or shall then be capable of being satisfied if the Closing were to take place on such date, then the Outside Date shall be automatically extended one additional time to July 22, 2024. The right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any agreements and covenants under this Agreement has been the principal cause of, or directly resulted in, the failure of the Effective Time to occur on or before such date;

(c) by either Parent or the Company if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such Law or Order shall have become final and nonappealable, or if there shall be adopted following the date of execution of this Agreement any Law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the right to terminate this Agreement pursuant to this clause (c) shall not be available to any party whose failure to fulfill any agreements or covenants under Section 6.06 has been the principal cause of, or directly resulted in, such Law or Order being enacted, issued, promulgated, enforced, entered or adopted, as applicable;

(d) by either Parent or the Company if this Agreement shall fail to receive the Company Stockholder Approval at the Company Stockholders’ Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement;

(e) by Parent, prior to the Company’s receipt of the Company Stockholder Approval, if the Company Board shall have effected an Adverse Recommendation Change;

(f) by the Company, at any time prior to the time at which the Company receives the Company Stockholder Approval, if the Company Board determines to enter into a definitive Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.03(e)(i); provided that, (i) the Company shall have complied with Section 6.03(e)(i) and (ii) prior to or substantially concurrently with, and as a condition to the effectiveness of such termination, the Company pays to Parent the Company Termination Fee;

(g) by Parent, if the Company shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (ii) is incapable of being cured prior to the Outside Date as it may be extended or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by Parent to the Company and (B) the Outside Date as it may be extended; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(g) if either Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions in Section 7.03(a) or Section 7.03(b) are not satisfied; or

(h) by the Company, if Parent or Merger Sub shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) and (ii) is incapable of being cured prior to the Outside Date as it may be extended or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by the Company to Parent and (B) the Outside Date as it may be extended; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(h) if the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder such that the conditions in Section 7.02(a) or Section 7.02(b) are not satisfied.

SECTION 8.02 Notice of Termination; Effect of Termination.

(a) A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and any such termination in accordance with Section 8.01 shall be effective immediately upon delivery of such written notice to the other party.

(b) In the event of termination of this Agreement by any party as provided in Section 8.01, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability or obligation on the part of any party, except that (i) this Section 8.02, Section 6.02(b), Section 8.03 and Article IX shall remain in full force and effect and (ii) nothing herein (including Section 8.03) shall relieve any party from liability for any common law fraud with respect to any representation or warranty contained in this Agreement or intentional breach of any covenant or other agreement contained in this Agreement prior to the date of such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, “intentional breach” shall mean a material breach, or material failure to perform a covenant in this Agreement, that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause a material breach of this Agreement.

SECTION 8.03 Fees and Expenses.

(a) Subject to Section 8.03(b), all Expenses incurred in connection with this Agreement, the Transactions, the solicitation of stockholder approvals and all other matters related to the closing of the Merger shall be paid by the party incurring such Expenses, whether or not the Merger or any other Transaction is consummated, except as otherwise set forth in this Agreement. “Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its Affiliates)

incurred (whether or not billed) at any time (whether before or after the date hereof) by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, and in the case of Parent, with respect to its due diligence investigation of the Company and any Company Subsidiaries.

(b) If this Agreement shall be validly terminated:

(i) by (x) Parent or the Company pursuant to Section 8.01(d) or (y) by Parent pursuant to Section 8.01(g), then, if (A) prior to the time of termination on the Termination Date, an Acquisition Proposal shall have been publicly announced, disclosed or otherwise made public that remains outstanding and not publicly withdrawn as of, in the case of clause (x), the date of the Company Stockholders’ Meeting, and in the case of clause (y), the Termination Date and (B) within twelve (12) months of the Termination Date the Company enters into, or submits to the stockholders of the Company for adoption, a binding written definitive agreement providing for the consummation of an Acquisition Proposal (a “Specified Acquisition Agreement”) or consummates an Acquisition Transaction, then the Company shall pay to Parent or its designee the amount of $136,000,000 (the “Company Termination Fee”) (net of any Expense Reimbursement previously paid), which payment shall be made by wire transfer of immediately available funds within two (2) Business Days following the earliest to occur of the entry by the Company into that Specified Acquisition Agreement, the submission of that Specified Acquisition Agreement to the stockholders of the Company for adoption or the consummation by the Company of that Acquisition Transaction, in each case, as referred to in clause (B) of this Section 8.03(b)(i).

(ii) by Parent pursuant to Section 8.01(e), then the Company shall pay to Parent or its designee the Company Termination Fee, which payment shall be made by wire transfer of immediately available funds within two (2) Business Days after the termination of this Agreement.

(iii) by the Company pursuant to Section 8.01(f), then the Company shall pay to Parent or its designee the Company Termination Fee, which payment shall be made by wire transfer of immediately available funds prior to or substantially concurrently with the termination of this Agreement.

(iv) by:

(A) Parent or the Company pursuant to Section 8.01(b), if (x) at the time of the termination of this Agreement, the conditions set forth in Section 7.01(b) (in respect of a matter involving Antitrust Laws) or Section 7.01(c) were not satisfied or waived by Parent; and (y) at the time of the termination of this Agreement, each of the conditions in Article VII, other the condition set forth in Section 7.01(b) (in respect of a matter involving Antitrust Laws) or Section 7.01(c), was satisfied (other than those conditions that by their nature are to be satisfied at Closing, but which conditions would have been satisfied if the Closing Date were the date of such termination and other than those conditions set forth in Section 7.03);

(B) Parent or the Company pursuant to Section 8.01(c) in respect of a matter involving Antitrust Laws; or

(C) the Company pursuant to Section 8.01(h) because of a breach of Section 6.06 by Parent;

then an amount equal to $195,000,000 (the “Parent Termination Fee”) shall be paid by Parent to the Company by wire transfer of immediately available funds within two (2) Business Days following the Termination Date to an account or accounts designated in writing by the Company. Upon satisfaction of the Parent Termination Fee pursuant to this Section 8.03(b)(iv) and any payments required to be paid by Parent under Section 8.03(f) and subject to Section 8.02(b)(ii) and Section 9.07, neither Parent nor Merger Sub shall have any further liability to the Company, and, except and subject to Section 8.02(b)(ii), the Parent Termination Fee shall be the sole and exclusive remedy of the Company for any loss with respect to this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination. Notwithstanding anything to the contrary in this Agreement or any other agreement between the parties, the amount of any Parent Termination Fee payable pursuant to this Section 8.03(b) (iv)shall be automatically reduced by the aggregate amount of cash outstanding under the Unsecured Loans issued pursuant to Section 6.15 plus all accrued and unpaid interest thereon (provided that the amount of such reduction shall not exceed the amount of the Parent Termination Fee). After giving effect to the reduction of the Parent Termination Fee as described in the immediately preceding sentence, the Company’s outstanding obligations under the Definitive Financing Documentation shall be correspondingly reduced by the amount of such reduction.

(c) In the event that this Agreement is terminated by either the Company or Parent pursuant to Section 8.01(d), the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated in writing by Parent, all of the reasonable and documented out-of-pocket expenses, including those of the Paying Agent, incurred by Parent and Merger Sub in connection with this Agreement and the other transactions contemplated by this Agreement, in an amount not to exceed $20,000,000 (the “Expense Reimbursement”), within two (2) Business Days after the date following such termination. To the extent any portion of the Expense Reimbursement is paid by the Company to Parent, such amount paid shall be deducted from the amount of any Company Termination Fee owed or that becomes payable.

(d) The right of Parent or its designees to payment of the Company Termination Fee, the payment of any Expense Reimbursement and any payments required to be paid by the Company under Section 8.03(f) from the Company shall, subject always to Section 8.02(b)(ii), be the sole and exclusive remedy of Parent, Merger Sub or any of their respective Affiliates (collectively, the “Parent Related Parties”) for, any and all losses suffered by the Parent Related Parties in connection with this Agreement (including the termination hereof), the

Transactions or any matter forming the basis for the termination hereof, and to the extent the Company Termination Fee and any payments required to be paid by the Company under Section 8.03(f) are paid, upon such payment in accordance with this Section 8.03, the Company shall not have any further liability or obligation relating to or arising out of this Agreement (or the termination hereof) or the Transactions or any matter forming the basis for the termination hereof, except as set forth in Section 8.02(b)(ii).

(e) For purposes of Section 8.03(b)(i)(B), Acquisition Proposal and Acquisition Transaction shall have the meaning assigned to such terms in Section 6.03(g)(i), except that references to 20% in the definitions thereof shall be deemed to be references to 50%.

(f) The parties hereto acknowledge and agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent fails to pay when due any amount pursuant to this Section 8.03, then the party that failed to make such payment shall also (i) reimburse the other party for all reasonable, out-of-pocket costs and expenses (including attorneys’ fees and expenses) incurred in connection with the collection of such overdue amount and the enforcement by such other party of its rights under this Section 8.03, and (ii) pay to the other party interest on such overdue amount from the date such payment was required to be made until the date of payment at the prime lending rate as published in the Wall Street Journal in effect on the date such payment was required to be made. In no event shall the Company be required to pay the Company Termination Fee in connection with the termination of this Agreement or the Transactions more than once, and in no event shall Parent be required to pay the Parent Termination Fee in connection with the termination of this Agreement or the Transactions more than once.

(g) Each of the parties acknowledges that no amounts payable by the Company or Parent pursuant to this Section 8.03, including the Company Termination Fee and the Parent Termination Fee, shall constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement, the Company Disclosure Schedule, and in any certificate delivered pursuant hereto shall terminate at the Effective Time; provided, however, that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, and this Article IX shall survive the Effective Time.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by email transmission and provided that if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided, no “bounce back” or similar message of non-delivery is received with respect thereto) or if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission) to the respective parties hereto at the following coordinates (or at such other coordinates for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)	if to Parent or Merger Sub:

Amazon.com, Inc.
410 Terry Avenue
North Seattle, WA 98109
Attention: General Counsel
Email: with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 6th Avenue
New York, NY 10019
Attention: Krishna Veeraraghavan
Kyle Seifried
Email: kveeraraghavan@paulweiss.com
kseifried@paulweiss.com

(b)	if to the Company:

1Life Healthcare, Inc.
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
Attention: Lisa Mango, General Counsel and Secretary
Email: lmango@onemedical.com with a copy (which shall not constitute notice) to:

Cooley LLP 3175 Hanover Street
Palo Alto, CA 94304
Attention: Steven Tonsfeldt
Matthew Hemington
Anne Lieberman
Email: stonsfeldt@cooley.com
hemingtonmb@cooley.com alieberman@cooley.com

SECTION 9.03 Certain Definitions.

(a) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement that (i) does not contain any provision prohibiting or otherwise restricting the Company from complying with, or making any of the disclosures required to be made by, Section 6.03 or any other provision of this Agreement and (ii) contains confidentiality provisions that are no more favorable in the aggregate to the counterparty than those contained in the Confidentiality Agreement; provided that such agreement need not include any “standstill” or similar restriction.

“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar business combination agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of Section 6.03) regarding, or that is intended to result in, or would reasonably be expected to lead to, any Acquisition Proposal.

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Affiliated Practice Documents” means any and all: (i) professional services, management services, administrative services or business support services agreements between an Affiliated Practice and the Company or Company Subsidiary pursuant to which the Company or Company Subsidiary provides administrative and business support services to the Affiliated Practice; (ii) membership interest transfer restriction agreement, stock or securities transfer restriction agreement, transfer cooperation agreement, or other similar agreement among the Affiliated Practice, the Company or Company Subsidiary, and the persons that hold the Equity Interests in the Affiliated Practice, and any other agreements such as option agreements between an Affiliated Practice and applicable persons holding the Equity Interests in the Affiliated Practice; and (iii) any other affiliated or associated agreements between an Affiliated Practice or persons that hold Equity Interests in the Affiliated Practice and the Company or a Company Subsidiary.

“Affiliated Practices” means all of the professional medical organizations and professional limited liability companies and other entities and any and all of their Subsidiaries, to which the Company or any Company Subsidiary provides administrative and business support services under a management services agreement or administrative services agreement, including those entities listed on Section 3.01(c) of the Company Disclosure Schedule.

“Anti-Corruption Laws” means Laws relating to bribery, corruption or money laundering.

“Antitrust Laws” means all antitrust, competition or trade regulation Laws or Laws that are otherwise designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition.

“Business Day” means any day (other than Saturday or Sunday) on which commercial banks banking in the County of New York, New York are not required or permitted by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), as amended.

“CMS” means the Centers for Medicare and Medicaid Services.

“CMS ACO REACH Model” means that certain ACO Realizing Equity, Access, and Community Health (REACH) Model established by CMS under Section 1115A of the Social Security Act whereby participants contract with CMS and share in financial risk associated with attributed Medicare beneficiaries.

“CMS Direct Contracting Model” means a voluntary risk-sharing program established by CMS under Section 1115A of the Social Security Act whereby Medicare fee-for-service providers can contract with CMS and share in financial risk associated with attributed Medicare beneficiaries.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 401(k) Plans” means the 1Life Healthcare, Inc. 401(k) Plan.

“Company Group” means the Company, each Company Subsidiary and any Affiliated Practice.

“Company Intellectual Property” means Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary.

“Company IP Agreements” means all Contracts granting rights under Intellectual Property to which the Company or a Company Subsidiary is a party, including all Contracts pursuant to which (i) the Company or a Company Subsidiary licenses, grants a covenant not to sue, enters into a co-existence arrangement, permits or agrees to license or grant a covenant not to sue or permit any other person to use any Company Intellectual Property, (ii) any person licenses, grants a covenant not to sue, permits or agrees to license or grant a covenant not to sue or permit the Company or a Company Subsidiary to use any Intellectual Property, or (iii) any Intellectual Property is or has been developed by or for the Company or the Company Subsidiaries, assigned to the Company or a Company Subsidiary by any third party, or assigned by the Company or any Company Subsidiary to any third party (other than any agreements signed by employees and independent contractors assigning to the Company or a Company Subsidiary any Intellectual Property developed in the ordinary course of business), in each case of (i)-(iii), including any Contract under which the rights granted are exclusive or sublicensable.

“Company Material Adverse Effect” means any event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company Group, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) any event, circumstance, change, condition, occurrence or effect to the extent resulting from or relating to (A) a change in general economic, political, regulatory, business, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates, (B) any change in accounting requirements or principles required by GAAP or required by or any change in applicable Laws after the date hereof, (C) any disease outbreak, epidemic or pandemic (including COVID-19) and any evolutions or mutations thereof or quarantine restrictions, natural disasters or the worsening of any of the foregoing, escalation of or acts of armed hostility or terrorism or escalation or worsening of war, or any similar force majeure events, (D) the announcement of the execution of this Agreement or the pendency of the Transactions provided that the exceptions in this clause (D) shall not apply to any representations or warranties contained in Section 3.05 or Section 3.11(j) (or the condition in Section 7.02(a) as it relates to the representations or warranties contained in Section 3.05 or Section 3.11(j)), or (E) compliance with the express terms of, or the taking of any action expressly required by, this Agreement (excluding the Company operating in the ordinary course of business, unless the Company seeks prior written approval from Parent for an exception to such operation, and Parent denies such approval) or the taking of any action requested in writing by Parent prior to the taking of such action; provided further that if the exceptions set forth in subclauses (A), (B), or (C) of this clause (i) have a disproportionate impact on the Company Group, taken as a whole, compared to other companies that operate in the industries or geographies in which the Company Group operates, then such effects, changes, developments or occurrences may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent of such disproportionate impact, or (ii) any failure to meet internal or published projections or forecasts for any period or a decline in the price or trading volume of the Shares (provided that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be considered in determining whether there is a Company Material Adverse Effect).

“Company Stock Plans” means the 2007 Equity Incentive Plan, 2017 Equity Incentive Plan, 2020 Equity Incentive Plan and the Iora Third Amended and Restated 2011 Equity Incentive Plan, in each case, as amended from time to time.

“Company Stockholders’ Meeting” means a duly convened meeting of the stockholders of the Company called to obtain the Company Stockholder Approval, or any valid adjournment or postponement thereof made in accordance with this Agreement.

“Company Subsidiary” means a Subsidiary of the Company.

“Contract” means any legally binding: oral or written contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise agreement or other similar instrument, obligation, commitment or arrangement.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Convertible Notes” means the 3.00% Convertible Senior Notes due June 15, 2025 in an aggregate principal amount of $316,250,000.00 issued under and pursuant to the Indenture.

“COVID-19” means the SARS-CoV-2 or COVID-19 virus and any evolutions or mutations thereof.

“COVID-19 Measure” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, judgment, guideline or recommendation promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any corporation or trade or business under common control with the Company as determined under Sections 414(b), (c), (m) or (o) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (including Medicare (including the CMS Direct Contracting Model and the CMS ACO REACH Model), state Medicaid programs, the Children’s Health Insurance Program, TRICARE and similar or successor programs) and any other health care or payment program administered or financed in whole or in part by any domestic federal, state or local government and any successor program to any of the foregoing.

“Healthcare Laws” means all applicable Laws pertaining to healthcare regulatory matters applicable to the business, products or operations of the Company Group including: (i) applicable Laws relating to Federal Health Care Programs; (ii) any and all applicable state insurance Laws governing, regulating or pertaining to the payment for healthcare related items or services; (iii) Public Health Services Act (42 U.S.C. § 201 et seq.); (iv) applicable Laws relating to healthcare fraud and abuse, false claims, self-referral and kickbacks and financial relationships between referral sources and referral recipients, including the Stark Law (42 U.S.C. § 1395nn); the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the False Claims Act (31 U.S.C. § 3729 et seq.); the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812); the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); the Civil Monetary Penalties Law (42 U.S.C. §§ 1320a-7a); the Exclusion Laws (42 U.S.C. § 1320a-7); the Federal Criminal False Claims Act (18 U.S.C. § 287), the False Statements Relating to Health Care Matters Law (18 U.S.C. § 1035), Federal Health Care Fraud Law (18 U.S.C. § 1347); the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)); the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220 et seq.); (v) applicable Laws relating to billing or claims for reimbursement submitted to any third-party payor; (vi) applicable Laws pertaining to medical documentation and medical record retention; (vii) any state or federal licensure, permit or authorization for individuals, facilities, or entities, including DEA registration requirements and the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.) and quality, safety and mandated reporting of incidents, occurrences, diseases and events collaborative or supervisory agreements required by applicable Law; (viii) applicable Laws relating to the provision of free goods or sample products to customers, health care professionals or individuals; (ix) applicable Laws relating to utilization review, claims adjudication, care management, public health data collection or reporting, copayment assistance, other patient assistance programs or services, patient charges, billing and coding for health care services, health care coverage reimbursement, public health reporting, advertising and promotion and marketing for health care services, timely repayment of overpayments, recordkeeping and documentation and referrals related to health care services; (x) all applicable Laws concerning the ordering, storage, security or prescribing of controlled substances; (xi) any other applicable Laws concerning the corporate practice of medicine or nursing, the employment or engagement of healthcare professionals by non-professionals, and fee splitting or sharing of revenues, and the licensure of healthcare professionals; (xii) the 21st Century Cures Act and implementing regulations, including regulations issued by the Office of the National Coordinator for Health Information Technology and CMS regarding interoperability, information blocking and patient access (collectively, the “Cures Act”); (xiii) the CMS Promoting Interoperability Program; (xiv) in each case of the foregoing clauses (i) through (xiii), all implementing regulations promulgated thereunder and under all comparable state or local applicable Laws; (xv) all other applicable Laws regarding electronic health records systems and other certified health information technology; and (xvi) all applicable Laws relating to digital health, healthcare professional licensure, or the provision of care via telehealth or telemedicine modalities.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act, together with all implementing regulations thereof, as amended, including but not limited to 45 CFR Part 160, Part 162 and Part 164, Subparts A, C, D and E.

“Indenture” means the Indenture dated as of May 29, 2020 between the Company, as Issuer, and U.S. Bank National Association, as Trustee, relating to the Convertible Notes.

“Intellectual Property” means intellectual property rights in any jurisdiction worldwide, including rights in any of the following: (i) trademarks, service marks, trade names, trade dress, slogans, logos, corporate names, brand names and other similar indicia of origin (whether registered, arising under common law or statutory law, or otherwise), and any goodwill associated therewith (collectively, “Trademarks”); (ii) patents and patent applications (including reissues, divisionals, continuations and continuations-in-part, extensions, renewals, re-examinations, provisionals, and counterparts thereof), utility models, statutory invention registrations, mask work rights, invention disclosures and industrial designs; (iii) confidential or proprietary information, including trade secrets and know-how; (iv) works of authorship whether or not copyrightable, copyrights (including rights in Software and databases) whether or not registered or sought to be registered, moral rights, and design rights; (v) Internet domain names; and (vi) social media accounts, identifiers, and designations.

“Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge, as of the date of this Agreement, of the individuals identified in Section 9.03(a) of the Company Disclosure Schedule, in each case, including the knowledge that any such individual would reasonably be expected to discover or become aware of after reasonable inquiry of such individual’s direct reports with operational responsibility for the fact or matter in question.

“Leased Real Property” means any real property leased, subleased, licensed or otherwise used or occupied (whether as a tenant, subtenant, licensee, or other interest, respectively) by any member of the Company Group under any Company Leases.

“Liens” means any and all security interests, pledges, claims, charges, options, puts, calls, preemptive purchase rights, easements, restrictions, rights of first offer or refusal, leases, subleases, conditions, covenants, hypothecation, mortgages, liens and any other encumbrances of any kind or nature whatsoever; provided that Liens does not include non-exclusive licenses of Intellectual Property.

“Material Affiliated Practice Documents” means all (i) Management Services Agreements and Administrative Services Agreements between or among members of the Company Group for Affiliated Practices with revenues for the fiscal quarter ended March 31, 2022 in excess of $10,000,000 (“Material Affiliated Practices”); and (ii) membership interest transfer restriction agreements, stock or securities transfer restriction agreements, transfer cooperation agreements, or other similar agreements among any Material Affiliated Practice, the Company or Company Subsidiary, and the persons that hold the Equity Interests in a Material Affiliated Practice.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth in Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth in Section 1395, et seq. of Title 42 of the United States Code.

“NASDAQ” means the NASDAQ Global Select Market.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative, or any Creative Commons License, and including any adaptation or modification (e.g., adding the Commons Clause) of or exception to any such license. For the avoidance of doubt, Open Source Licenses include “copyleft” open source licenses.

“Open Source Materials” means any Software or content subject to an Open Source License.

“Order” means, with respect to any person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any arbitrator or Governmental Authority of competent jurisdiction affecting such person or any of its properties.

“Parent 401(k) Plan” means a defined contribution plan sponsored by Parent or any of its Affiliates, as may be designated by Parent.

“Permitted Lien” means (a) statutory Liens for Taxes not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business which would not constitute a default under any Company Lease and which are not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Leased Real Property which are not violated in any material respect by the current occupancy, operation or use of any Leased Real Property by any member of the Company Group, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable legal requirements or other social security, (e) covenants, conditions, restrictions, easements, and other similar non-monetary encumbrances and matters of record affecting title to but not adversely affecting current occupancy, operation or use of any Leased Real Property by any member of the Company Group in any material respect, (f) restrictions on the transfer of securities arising under federal and state securities laws, (g) non-exclusive licenses of Intellectual Property, and (h) any statutory Liens caused by state statutes and/or principles of common law and specific agreements within some leases providing for landlord liens with respect to tenant’s personal property, fixtures and/or leasehold improvements at the subject premises which are not materially adverse to the current occupancy, operation or use of any Leased Real Property by any member of the Company Group.

“person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personally Identifiable Information” means any data or information maintained by or on behalf of the Company Group that concerns or relates to an identified or identifiable individual, as well as all information that constitutes personal data, Protected Health Information (as defined by HIPAA), personally identifiable information, personal information or similar defined term under applicable Privacy Laws or any information that is governed, regulated or protected by one or more Privacy Laws concerning information relating to an identified or identifiable individual natural person.

“Plan” means any benefit and compensation plan, including “employee benefit plan” as defined in Section 3(3) of ERISA, whether written or unwritten, formal or informal, and whether or not subject to ERISA, including all employment, consulting (to the extent relating to a natural person), bonus, stock option, stock purchase, restricted stock, restricted stock unit, phantom stock, stock appreciation right, equity-based award, incentive, deferred compensation, retirement, profit sharing, retiree medical or life insurance, defined benefit pension, medical, welfare, supplemental retirement, termination, severance, change in control, retention, or other plans, programs, arrangements, agreements or contracts to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any current obligation or direct or indirect liability or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former Service Provider, other than any plan, program, policy, agreement or arrangement mandated by applicable Law.

“Privacy Laws” means all applicable Laws that govern: (a) the privacy, security or confidentiality of Personally Identifiable Information or (b) the purposes for which Personally Identifiable Information may be collected, accessed, stored, used or disclosed. Without limiting the generality of the foregoing, “Privacy Laws” may include as and to the extent applicable to the Company Group: (i) HIPAA; (ii) the Federal Trade Commission Act, 15 U.S.C. §§ 41-58; (iii) the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, 15 U.S.C. § 7701 et seq.; (iv) the Telephone Consumer Protection Act, 47 U.S.C. § 227, as amended; (v) the Telemarketing and Consumer Fraud and Abuse Prevention Act, 15 U.S.C. §§ 6101-6108, as amended; (vi) all State law equivalents of the foregoing (i)-(v); (vii) the California Consumer Privacy Act, Cal. Civ. Code § 1798.140, et. seq., as amended; (viii) all Personally Identifiable Information breach notification laws; and (ix) regulations implementing such Laws.

“Proxy Statement Clearance Date” means (i) in the event the Company does not receive comments from the SEC on the preliminary Proxy Statement, the earlier of (A) the first (1st) Business Day after the date on which the Company is informed by the SEC, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, or (B) the first (1st) Business Day that is at least ten (10) calendar days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement prior to such date and (ii) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first (1st) Business Day immediately following the date the SEC informs the Company, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“Purchase Plan” means the Company’s 2020 Employee Stock Purchase Plan.

“Registered” means registrations, recordations, filings, renewals and applications for any of the foregoing with, granted by or pending before a Governmental Authority, or, in the case of Internet domain names, a domain name registrar.

“Representatives” of any person shall mean the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such person or any of its Subsidiaries.

“Service Provider” means each of the officers, employees, directors and independent contractors of the Company and each Company Subsidiary and Affiliated Practice.

“Standard Agreements” means: (a) non-exclusive licenses granted by the Company Group to its products and services in connection with the licensing and other distribution thereof in the ordinary course of business; (b) non-exclusive licenses to the Company Group for standard, generally commercially available, unmodified “off-the-shelf” third-party software and products; (c) Open Source Licenses; (d) nondisclosure agreements; (e) any incidental non-exclusive licenses granted to a service provider in support of the services provided to the Company Group; (f) employee and independent contractor confidentiality and invention assignment agreements entered into in the ordinary course of business; and (g) other non-exclusive licenses granted pursuant to the Company Group’s standard form Contracts in the ordinary course of business.

“Software” means all (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, and (b) developer documentation contained within the Company Group’s source code or knowledge repository relating to any of the foregoing.

“Source Code” means Software in human-readable form.

“Stimulus Funds” means any grant or other funds received by any member of the Company Group from any CARES Act (as amended), Families First Coronavirus Response Act and Health Care Enhancement Act stimulus fund programs, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program or from the U.S. Department of Health and Human Services Provider Relief Fund.

“Subsidiary” or “Subsidiaries” of any person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned by such person or by one or more other Subsidiaries of such person, (ii) a partnership of which such person or one or more other Subsidiaries thereof is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such person or one or more other Subsidiaries thereof is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other person (other than a corporation, partnership or limited liability company) in which such person or one or more other Subsidiaries of such person has at least a majority ownership and power to direct the policies, management and affairs thereof. For the avoidance of doubt, the Affiliated Practices are not Subsidiaries of the Company or any Company Subsidiary.

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

“Treasury Regulations” shall mean the Treasury Regulations (including temporary regulations) promulgated by the United States Department of Treasury with respect to the Code.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the regulations promulgated thereunder, or any similar state or local Law.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

Acquisition Proposal	§ 6.03(g)(i)
Action	§ 3.10
Adverse Recommendation Change	§ 6.03(d)
Affiliate Transaction	§ 3.22
Agreement	Preamble
BAA	§ 3.21(k)
Book-Entry Shares	§ 2.02(b)
Care Professional	§ 3.21(d)
Certificate of Merger	§ 1.03
Certificates	§ 2.02(b)
Closing	§ 1.02
Closing Date	§ 1.02
Company	Preamble
Company Board	Recitals
Company Board Recommendation	§ 3.23(a)
Company Bylaws	§ 1.05
Company Charter	§ 1.05
Company Common Stock	§ 3.03(a)

Defined Term	Location of Definition

Company Disclosure Schedule	Article III
Company Leases	§ 3.13(b)
Company Permits	§ 3.06
Company Restricted Stock Unit Award	§ 2.04(d)
Company Stock Option	§ 2.04(a)
Company Stockholder Approval	§ 3.23(b)
Company Termination Fee	§ 8.03(b)(i)
Confidentiality Agreement	§ 6.02(b)
Data Security Requirements	§ 3.19(a)
Definitive Financing Documentation	§ 6.15
DGCL	Recitals
Dissenting Shares	§ 2.07
Effective Time	§ 1.03
Employee	§ 6.05(a)
Environmental Laws	§ 3.17(b)
Equity Interest	§ 3.03(b)
Exchange Act	§ 3.05(b)(i)
Excluded Shares	§ 2.01(a)
Expenses	§ 8.03(a)
GAAP	§ 3.08(b)
Governmental Authority	§ 3.05(b)
Hazardous Materials	§ 3.17(c)(ii)
HSP Contract	§ 3.15(a)(iii)
HSR Act	§ 3.05(b)(v)
Indemnified Parties	§ 6.04(a)
Intervening Event	§ 6.03(g)(ii)
IRS	§ 3.11(a)
Latest Balance Sheet	§ 3.08(e)
Law	§ 3.05(a)(ii)
Material Contracts	§ 3.15(a)
Merger	Recitals
Merger Consideration	§ 2.01(a)
Merger Sub	Preamble
Morgan Stanley	§ 3.25
OIG	§ 3.21(c)
Opinion	§ 3.25
Outside Date	§ 8.01(b)
Parent	Preamble
Parent Board	Recitals
party	Preamble
Paying Agent	§ 2.02(a)(i)
Paying Agent Agreement	§ 2.02(a)(ii)
Payment Fund	§ 2.02(a)
Payors	§ 3.21(e)
Phantom Award	§ 2.04(f)

Defined Term	Location of Definition

Pre-Closing Period	§ 5.01(a)
Preferred Stock	§ 3.03(a)
Private Programs	§ 3.21(e)
Proxy Statement	§ 3.05(b)(ii)
Purchase Plan Offering Period	§ 2.05
Repurchase Transaction	§ 2.08
SEC	§ 3.05(b)(ii)
SEC Reports	§ 3.08(a)
Securities Act	§ 3.08(a)(i)
Shares	§ 2.01(a)
Secured Loans	§ 6.15
Superior Proposal	§ 6.03(g)(iii)
Surviving Company	§ 1.04
Systems	§ 3.19(c)
Tax or Taxes	§ 3.14(i)(i)
Tax Returns	§ 3.14(i)(ii)
Takeover Laws	§ 6.12
Termination Date	§ 8.01
Unvested Option Payment	§ 2.04(b)

SECTION 9.04 Interpretation and Rules of Construction. When a reference is made in this Agreement to an Exhibit, an Article or a Section, such reference shall be to an Exhibit, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Documents, materials and information are deemed to have been “made available” to Parent and Merger Sub, if such documents, materials or information were available for review by such person and its Representatives through the electronic data room entitled “Project Earth”, which is hosted by https://datasite.com in connection with the transactions contemplated hereby by 5:30 p.m. New York time, on July 19, 2022 or disclosed in an SEC Report filed and publicly available, in each case, prior to 5:30 p.m., New York time, on July 19, 2022. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.06 Disclaimer of Other Representations and Warranties. Parent, Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III (including and as qualified by the Company Disclosure Schedule), with respect to the Company, and Article IV, with respect to Parent and Merger Sub, (a) no party makes, and no party has made, and no party is relying on or has relied on, any representations or warranties relating to itself or its businesses or otherwise in connection with this Agreement or the Transactions, (b) no person has been authorized by any party to make any representation or warranty relating to such party or its businesses or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections or predictions provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties. The representations and warranties by the Company set forth in Article III (including and as qualified by the Company Disclosure Schedule) constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company. In connection with the due diligence investigation of the Company Group by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company Group and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against any member of the Company Group, or any of their respective

Affiliates, stockholders or Representatives, or any other person with respect thereto. Accordingly, Parent and Merger Sub hereby acknowledge and agree that no member of the Company Group, nor any of their respective Affiliates, stockholders or Representatives, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans.

SECTION 9.07 Entire Agreement. This Agreement, taken together with the Company Disclosure Schedule, the Confidentiality Agreement, and, when entered into, the Definitive Financing Documentation, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.

SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto; provided that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent so long as Parent continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 9.09 Parties in Interest. Other than the provisions of Section 6.04 (which is for the benefit of the persons covered thereby and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: if the Effective Time occurs, and subject to the terms and conditions in Article II: (A) the right of the Company’s stockholders to receive the Merger Consideration and (B) the right of the holders of Company Stock Options, Company Restricted Stock Unit Awards, and Phantom Awards to receive the consideration as applicable pursuant to Section 2.04.

SECTION 9.10 Remedies; Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by Section 8.03) to (a) seek an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) seek an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

SECTION 9.11 Governing Law.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of any jurisdiction other than the State of Delaware to otherwise govern this Agreement, except for all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) of the Definitive Financing Documentation shall be exclusively governed by, and construed in accordance with, the domestic Law of the State of New York without giving effect to any choice or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application of Law of any jurisdiction other than the State of New York.

(b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 9.02 or in any other manner permitted by applicable Law; and (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.02 shall be deemed effective service of process on such party. Notwithstanding anything to the contrary in this Agreement (including this Section 9.11(b)), each party agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Parent or any of its Affiliates under the Definitive Financing Documentation, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom).

SECTION 9.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of the Company Board or Parent Board, as applicable, at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise require the approval of the stockholders of the Company under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.14 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

SECTION 9.15 Company Disclosure Schedule. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule to which such information reasonably relates as though fully set forth in such other Section to the extent the applicability and relevance of such information to such other Section is reasonably apparent on the face of such disclosure. Certain items and matters may be listed in the Company Disclosure Schedule for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty (x) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would constitute a Company Material Adverse Effect and (y) shall not be construed as an admission by the Company of any non-compliance with, or violation of, any third party rights (including any Intellectual Property rights) or any Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement. Without limiting the foregoing, no reference to or disclosure of a possible breach or violation of any Contract or agreement, Law or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

SECTION 9.16 Affiliated Practices. Notwithstanding the representations and warranties of the Company Group with respect to the Affiliated Practices in Article III nor the covenants of the Company Group relating to the Affiliated Practices set forth in Article V (the “Covenants”), nothing contained herein or in any schedules are intended by the Company to, nor shall they be deemed for any purpose to mean, suggest or serve as evidence that the Company is in any way engaged in the practice of medicine or is in violation of any applicable Laws requiring that only duly licensed professionals engage in the practice of medicine. No Company or Company Subsidiary owns or controls the Affiliated Practices. To the contrary, the Affiliated Practices are separate legal entities wholly owned and operated by duly licensed physicians who are solely responsible for the Affiliated Practices’ own conduct and actions. Notwithstanding the foregoing, in no event shall this Section be construed to limit or otherwise modify any of the representations, warranties, covenants or agreements contained in this Agreement or any of the rights or remedies of the Parent and Merger Sub hereunder.

SECTION 9.17 Counterparts. This Agreement may be executed and delivered (including by electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

1LIFE HEALTHCARE, INC.

By	/s/ Amir Dan Rubin
Name: Amir Dan Rubin Title: Chief Executive Officer and President

AMAZON.COM, INC.

By	/s/ Peter Krawiec
Name: Peter Krawiec Title: Senior Vice President, Worldwide Corporate Development

NEGRONI MERGER SUB, INC.

By	/s/ Peter Krawiec
Name: Peter Krawiec Title: President

[Signature Page to Agreement and Plan of Merger]

Exhibit 99.1

Amazon and One Medical sign an agreement for Amazon to acquire One Medical

One Medical is a human-centered, technology-powered U.S. primary care organization on a mission to make quality healthcare more affordable, accessible, and enjoyable through a seamless combination of in-person, digital, and virtual care services

One Medical combines in-person care in inviting offices across the country with digital health and virtual care services, making it easier for patients to schedule appointments, renew prescriptions, access up-to-date health records, and advance health outcomes

SEATTLE & SAN FRANCISCO—(BUSINESS WIRE)—July 21, 2022—Today Amazon (NASDAQ:AMZN) and One Medical (NASDAQ:ONEM) announced that they have entered into a definitive merger agreement under which Amazon will acquire One Medical. One Medical is a human-centered, technology-powered national primary care organization on a mission to make quality care more affordable, accessible, and enjoyable through a seamless combination of in-person, digital, and virtual care services that are convenient to where people work, shop, and live.

“We think health care is high on the list of experiences that need reinvention. Booking an appointment, waiting weeks or even months to be seen, taking time off work, driving to a clinic, finding a parking spot, waiting in the waiting room then the exam room for what is too often a rushed few minutes with a doctor, then making another trip to a pharmacy – we see lots of opportunity to both improve the quality of the experience and give people back valuable time in their days,” said Neil Lindsay, SVP of Amazon Health Services. “We love inventing to make what should be easy easier and we want to be one of the companies that helps dramatically improve the healthcare experience over the next several years. Together with One Medical’s human-centered and technology-powered approach to health care, we believe we can and will help more people get better care, when and how they need it. We look forward to delivering on that long-term mission.”

“The opportunity to transform health care and improve outcomes by combining One Medical’s human-centered and technology-powered model and exceptional team with Amazon’s customer obsession, history of invention, and willingness to invest in the long-term is so exciting,” said Amir Dan Rubin, One Medical CEO. “There is an immense opportunity to make the health care experience more accessible, affordable, and even enjoyable for patients, providers, and payers. We look forward to innovating and expanding access to quality healthcare services, together.”

Amazon will acquire One Medical for $18 per share in an all-cash transaction valued at approximately $3.9 billion, including One Medical’s net debt. Completion of the transaction is subject to customary closing conditions, including approval by One Medical’s shareholders and regulatory approval. On completion, Amir Dan Rubin will remain as CEO of One Medical.

About Amazon

Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

About One Medical

One Medical is a U.S. national human-centered and technology-powered primary care organization with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. One Medical’s vision is to delight millions of members with better health and better care while reducing costs, within a better team environment. One Medical’s mission is to transform health care for all through a human-centered, technology-powered model. Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician-owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.

Cautionary Statement Regarding Amazon Forward-Looking Statements

Amazon’s statements related to the proposed acquisition of One Medical contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expected benefits of the acquisition. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; Amazon may be unable to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; the duration and scope of the COVID-19 pandemic, including any recurrence, may affect the results of operations; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, partners, and commercial counterparties) may be greater than expected; Amazon may assume unexpected risks and liabilities; completing the transaction may distract Amazon’s management from other important matters; and the other factors discussed in “Risk Factors” in Amazon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in Amazon’s other filings with the SEC, which are available at http://www.sec.gov. Amazon assumes no obligation to update the information in this press release, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Cautionary Statements Regarding One Medical Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed acquisition. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. One Medical’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed acquisition in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed acquisition, including with respect to the approval of One Medical’s stockholders; potential delays in consummating the proposed acquisition; the ability of One Medical to timely and successfully achieve the anticipated benefits of the proposed acquisition; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the impact of natural and man-made disasters and similar events on One Medical’s business, financial condition and results of operations; the effect of the announcement or pendency of the proposed acquisition on One Medical’s business relationships, operating results and business generally; costs related to the proposed acquisition; the outcome of any legal proceedings that may be instituted against One Medical or any of its directors or officers related to the merger agreement or the proposed acquisition; anticipated membership growth and revenue potential from One Medical’s members; One Medical’s ability to retain members; One Medical’s ability to successfully introduce and drive adoption of new products; changes in the pricing One Medical offers to its members; One Medical’s relationships with its health network partners and enterprise clients and any changes to, accommodations in or terminations of One Medical’s contracts with the health network partners or enterprise clients; One Medical’s ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographies; One Medical’s ability to improve its medical claims expense ratio; changes in laws or regulations; One Medical’s involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to One Medical’s relationships with the One Medical PCs under the administrative services agreements; One Medical’s strategic plan; the impact of new laws and regulations on One Medical’s industry, including Medicare, general economic and market conditions; One Medical’s financial outlook; One Medical’s focus areas for investment and One Medical’s investments; announcements by One Medical’, One Medical’s health network partners or One Medical’s competitors of business or strategic developments; and One Medical’s overall business trajectory. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in One Medical’s most annual and quarterly reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on One Medical’s web page at https://investor.onemedical.com/ by clicking on the link “SEC Filings.”

The forward-looking statements included in this press release are made only as of the date hereof. One Medical assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of One Medical by Amazon, One Medical intends to file with the SEC preliminary and definitive proxy statements relating to such acquisition and other relevant documents. The definitive proxy statement will be mailed to One Medical’s stockholders as of a record date to be established for voting on the proposed acquisition and any other matters to be voted on at the special meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONE MEDICAL AND THE PROPOSED ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on One Medical’s website at https://investor.onemedical.com/ or by contacting One Medical’s Investor Relations via email at https://investor.onemedical.com/contact-ir.

Participants in the Solicitation

One Medical and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of One Medical in connection with the proposed acquisition and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in One Medical’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of One Medical’s stockholders in connection with the proposed acquisition and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the proposed acquisition. These documents are available free of charge as described in the preceding paragraph.